UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
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Airgas, Inc.

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Radnor Court
259 North Radnor-Chester Road, Suite 100
Radnor, Pennsylvania 19087-5283
July 13, 2009
TO OUR STOCKHOLDERS:
     You are cordially invited to attend the Annual Meeting of Stockholders to be held on Tuesday, August 18, 2009, at 11:00 a.m., Eastern Daylight Time, at the Independence Seaport Museum, 211 S. Columbus Boulevard and Walnut Street, Philadelphia, Pennsylvania 19106.
     The accompanying Notice of Meeting and Proxy Statement describe the matters to be acted upon at the Annual Meeting. You are welcome to present your views on these items and other subjects related to our operations. Your participation in our activities is important, regardless of the number of shares you hold.
     To ensure that your shares are represented at the Annual Meeting, whether or not you are able to attend, please complete the enclosed proxy card and return it to us in the enclosed postage paid envelope, or vote by following the instructions on the voter instruction form if you hold your shares in “street name.”
     I hope you will attend the Annual Meeting.
Sincerely,
Peter McCausland
Chairman, President and Chief Executive Officer

AIRGAS, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
August 18, 2009

TO OUR STOCKHOLDERS:
     The Annual Meeting of the Stockholders of Airgas, Inc., a Delaware corporation, will be held on Tuesday, August 18, 2009, at 11:00 a.m., Eastern Daylight Time, at the Independence Seaport Museum, 211 S. Columbus Boulevard and Walnut Street, Philadelphia, Pennsylvania 19106, for the following purposes:
     1. To elect four Directors of the company.
     2. To ratify the selection of KPMG LLP as Airgas’ independent registered public accounting firm for the fiscal year ending March 31, 2010.
     3. To approve the Amended and Restated 2006 Equity Incentive Plan.
     4. To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.
     Stockholders of record at the close of business on July 6, 2009 are entitled to notice of, and to vote at, the Annual Meeting and any adjournments thereof.
     All stockholders are cordially invited to attend the Annual Meeting in person, but whether or not you plan to attend, we urge you to review these materials carefully and to vote by Internet, telephone or proxy card as promptly as possible.
By Order of the Board of Directors,
Robert H. Young, Jr.
Senior Vice President, General Counsel and Secretary
Radnor, Pennsylvania
July 13, 2009
     Airgas’ Annual Report to Stockholders for the fiscal year ended March 31, 2009 accompanies this notice, but is not incorporated as part of the proxy statement and is not to be regarded as part of the proxy solicitation material.

AIRGAS, INC.
Radnor Court
259 North Radnor-Chester Road, Suite 100
Radnor, Pennsylvania 19087-5283
PROXY STATEMENT
GENERAL INFORMATION REGARDING THE ANNUAL MEETING
     This proxy statement is furnished in connection with the solicitation of proxies at the direction of the Board of Directors of Airgas, Inc. for use at the Annual Meeting of Stockholders to be held on August 18, 2009.
     Stockholders of record at the close of business on July 6, 2009 will be entitled to vote at the Annual Meeting. At the close of business on July 6, 2009, 81,673,912 shares of our $0.01 par value common stock were outstanding and entitled to vote. Stockholders are entitled to one vote for each share of common stock held.
Voting Procedures
     Registered Stockholders
     Registered stockholders (stockholders who own our shares in their own names on the books of our transfer agent) may vote their shares or submit a proxy to have their shares voted by one of the following methods:
•	By Mail. You may indicate your vote by completing, signing and dating your proxy card and returning it in the business reply envelope.

•	By Internet. You may submit a proxy electronically on the Internet by following the instructions provided on your proxy card until 11:59 p.m. Eastern Daylight Time on August 17, 2009.

•	In Person. You may vote in person at the Annual Meeting by completing a ballot; however, attending the Annual Meeting without completing a ballot will not count as a vote.

•	By Telephone. You may submit a proxy by telephone (from U.S. and Canada only) using the toll-free number listed on the proxy card. Please have your proxy card in hand when you call. Telephone voting facilities will be available 24 hours a day until 11:59 p.m. Eastern Daylight Time on August 17, 2009.
     Street-name Stockholders
     Street-name stockholders (stockholders who own shares beneficially in the name of a bank, broker or other holder of record on the books of our transfer agent) may generally vote their shares or submit a proxy to have their shares voted by one of the following methods:
•	By Mail. You may indicate your vote by completing, signing and dating your voting instruction form and returning it in the business reply envelope.

•	By Methods Listed on Voting Instruction Form. Please refer to your voting instruction form or other information forwarded by your bank, broker or other holder of record to determine whether you may submit a proxy electronically on the Internet or by telephone, following the instructions on the voting instruction form or other information provided by the record holder.

•	In Person with a Proxy from the Record Holder. A street-name stockholder who wishes to vote in person at the Annual Meeting will need to obtain a legal proxy from their bank, broker or other holder of record. Please consult the voting instruction form or other information sent to you by your bank, broker or other holder of record to determine how to obtain a legal proxy in order to vote in person at the Annual Meeting.
Revoking Your Vote
     If you are a registered stockholder, you may revoke your vote at any time before your shares are voted at the Annual Meeting by:
•	timely submitting a proxy with new voting instructions using the Internet or telephone voting system;

•	voting in person at the Annual Meeting by completing a ballot; however, attending the Annual Meeting without completing a ballot will not revoke any previously submitted proxy;

•	timely delivery of a valid, later-dated executed proxy card; or

•	filing an instrument of revocation received by the Secretary of Airgas, Inc. at 259 North Radnor-Chester Road, Suite 100, Radnor, Pennsylvania 19087, by 11:59 p.m., Eastern Daylight Time, on August 17, 2009.
     If you are a street-name stockholder and you vote by proxy, you may change your vote by submitting new voting instructions to your bank, broker or other holder of record in accordance with that entity’s procedures.
Vote Required for Approval
     The presence, in person or by proxy, of stockholders entitled to cast a majority of the votes which all stockholders are entitled to cast at the Annual Meeting is necessary to constitute a quorum for the transaction of business. Abstentions are not counted as shares voted in favor of a proposal and therefore have the effect of a vote against Proposals 2 and 3. Brokers holding shares for beneficial owners must vote their shares according to the specific instructions they receive from the owners. If specific instructions are not received, brokers may vote these shares at their discretion, except if they are precluded from exercising their voting discretion on certain proposals pursuant to the rules of the New York Stock Exchange, or NYSE. In such a case, the broker may not vote on the proposal absent specific voting instructions. This results in what is known as a “broker non-vote.” A broker non-vote has the effect of a negative vote when a majority of the shares issued and outstanding is required for approval of the proposal. A broker non-vote has the effect of reducing the number of required affirmative votes when a majority of the shares present and entitled to vote is required for approval of the proposal since shares that have not been voted by brokers are not considered “present” for voting purposes.

     Following are the votes required to approve each matter to be considered by the stockholders at the Annual Meeting:
     Proposal 1. Election of Directors: The election of each nominee for director requires a plurality of votes cast. Brokers have discretionary authority to vote on this Proposal.
     Proposal 2. Ratification of Selection of KPMG LLP: The affirmative vote of a majority of the outstanding shares of our common stock present and entitled to vote at the Annual Meeting is required to approve the ratification of our selection of KPMG LLP. Abstentions will have the same effect as a vote against this Proposal.
     Proposal 3. Approval of Amended and Restated 2006 Equity Incentive Plan: The affirmative vote of a majority of the outstanding shares of our common stock present and entitled to vote at the Annual Meeting is required to approve the amendment to the 2006 Equity Incentive Plan. Abstentions will have the same effect as a vote against this Proposal. In addition, to satisfy the listing requirements of the NYSE, the Amended and Restated 2006 Equity Incentive Plan must be approved by a majority of the votes cast on the Proposal at the Annual Meeting, provided that the total votes cast represent greater than 50% of the shares entitled to vote on the Proposal.
     Under the NYSE rules, brokers may not vote shares on Proposal 3 absent instructions from the stockholders. Brokers are not precluded from voting on Proposals 1 and 2, and therefore, there will be no broker non-votes on these proposals.
Proxy Solicitation
     The cost of proxy solicitation, including the cost of reimbursing banks and brokers for forwarding proxies and proxy statements to beneficial owners of our common stock, will be paid by Airgas. Some of our officers and other employees may solicit proxies without extra compensation by mail and, if found to be necessary, by telephone and personal interviews. Airgas has also retained Georgeson Shareholder Communications, Inc. to assist in the solicitation of proxies at an anticipated fee of $8,500 plus out-of-pocket expenses.
Householding of Annual Meeting Materials
     If you and other residents at your mailing address own shares of our common stock in street name, your broker or bank may have sent you only one copy of our annual report and proxy materials. This practice of sending only one copy of proxy materials is known as householding. If you did not respond that you did not want to participate in householding, you were deemed to have consented to the process. If the foregoing procedures apply to you, your broker has sent one copy of our proxy materials to your address. You may revoke your consent to householding at any time by sending your name, the name of your brokerage firm and your account number to Airgas, Inc., Investor Relations, 259 North Radnor-Chester Road, Suite 100, Radnor, Pennsylvania 19087, telephone 610-687-5253. The revocation of your consent to householding will be effective 30 days following its receipt. In any event, if you did not receive an individual copy of our proxy materials, we will send a copy to you if you address your written request to or call the Secretary of Airgas, Inc., 259 North Radnor-Chester Road, Suite 100, Radnor, Pennsylvania 19087, telephone number 610-687-5253. If you are receiving multiple copies of our proxy materials, you can request householding by contacting the Secretary in the same manner.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON AUGUST 18, 2009
     Our 2009 notice of meeting and proxy statement for our Annual Meeting to be held on Tuesday, August 18, 2009 at 11:00 a.m. at the Independence Seaport Museum, 211 S. Columbus Boulevard and Walnut Street, Philadelphia, Pennsylvania 19106, and the 2009 Annual Report to Stockholders are available at www.proxyvote.com. The Board of Directors recommends that you vote for each of the proposals to be acted on at the Annual Meeting.
     Rules adopted by the Securities and Exchange Commission, or SEC, allow companies to send stockholders a notice of Internet availability of proxy materials, rather than mail them full sets of proxy materials. This year, we chose to mail full packages of materials to stockholders. However, in the future we may take advantage of the notice and access distribution option. If, in the future, we choose to send such notices, they will contain instructions on how stockholders can access our notice of meeting and proxy statement via the Internet. It will also contain instructions on how stockholders can request to receive their materials electronically or in printed form on a one-time or ongoing basis.
GOVERNANCE OF THE COMPANY
Corporate Governance Commitment
     Our Board of Directors believes strongly that good corporate governance accompanies and greatly aids our long-term business success. This success has been the direct result of our key business strategies and our highest business standards. The Board strongly supports these key strategies, advising on design and implementation, and seeing that they guide our operations. To accomplish our strategic goals, we have, consistently over many years, developed and followed a program of corporate governance. The Board has adopted a set of Corporate Governance Guidelines, and its Governance and Compensation Committee is responsible for reviewing and reassessing the Guidelines on an annual basis and making recommendations to the Board concerning changes to the Guidelines. The Guidelines are published on our website at www.airgas.com and are available in print to any stockholder who requests them from our Secretary. The Guidelines address the following matters:
Board Independence and Expertise
     Board and Committee Independence
     The Board of Directors is composed entirely of independent outside directors, with the exception of the Chief Executive Officer, who we sometimes refer to in this proxy statement as the CEO. The committees of the Board are also entirely composed of independent outside directors, with the exception of the Executive Committee, of which the Chief Executive Officer is a member.
     The Board of Directors has determined that the following directors, comprising all of the directors other than the Chief Executive Officer, are “independent” under the listing standards of the NYSE: W. Thacher Brown; James W. Hovey; Richard C. Ill; Paula A. Sneed; David M. Stout; Lee M. Thomas; John C. van Roden, Jr. and Ellen C. Wolf. In order to assist the Board in making this determination, the Board has adopted “Director Independence Standards,” which are attached to this proxy statement as Appendix A. These standards identify material relationships that a director may have with Airgas that might interfere with the director’s ability to exercise independent judgment. Each of the directors identified above meets the standards set forth in the Director Independence Standards.

     In the course of determining the independence of each outside director, the Board considered all transactions, relationships and arrangements, as required by our Director Independence Standards. In particular, with respect to each of the most recent three completed fiscal years, the Board evaluated for:
•	director Ill, the amount of annual sales to and purchases from Airgas of goods and services by Triumph Group, Inc., the company where he serves as president and chief executive officer and a director, and determined that neither the amount of sales to nor purchases from Airgas by Triumph Group in any of the past three fiscal years was greater than 2% of Triumph Group’s consolidated gross revenues;

•	director Sneed, the amount of annual sales to and purchases from Airgas of goods and services by Tyco Electronics, Ltd., the company where she serves as a director, and determined that neither the amount of sales to nor purchases from Airgas by Tyco Electronics in any of the past three fiscal years was greater than 2% of Tyco Electronics’ consolidated gross revenues;

•	director Thomas, the amount of annual sales to and purchases from Airgas of goods and services by Rayonier, Inc., the company where he serves as chairman, president and chief executive officer, and determined that neither the amount of sales to nor purchases from Airgas by Rayonier in any of the past three fiscal years was greater than 2% of Rayonier’s consolidated gross revenues; and

•	director Wolf, the amount of annual sales to and purchases from Airgas of goods and services by American Water, the company where she serves as senior vice president and chief financial officer, and determined that neither the amount of sales to nor purchases from Airgas by American Water in the 2009 fiscal year was greater than 2% of American Water’s consolidated gross revenues.
     Board Membership Criteria
     As the composition of the Board of Directors demonstrates, Airgas values experience in business, educational achievement, moral and ethical character, diversity, skills, accountability and integrity, financial literacy, high performance standards and industry knowledge. The Governance and Compensation Committee is responsible for screening, selecting and recommending to the Board candidates for election as directors.
     Audit Committee and Governance and Compensation Committee Independence
     The Board of Directors, in its business judgment, has determined that each of the members of the Audit Committee meets the independence requirements of the SEC and the NYSE. The Audit Committee regularly holds separate executive sessions with (1) Airgas’ independent registered public accounting firm, without management present, (2) our Chief Financial Officer and (3) our chief internal auditor. The Board has also determined that each of the members of the Governance and Compensation Committee satisfies the independence requirements of the NYSE.
Director Nomination Process
     The Governance and Compensation Committee reviews possible candidates for the Board of Directors and recommends the nominees for director to the Board of Directors for approval. The Board of Directors has adopted criteria for the selection of nominees to the Board, which are a part of our Corporate Governance Guidelines. These criteria describe specific traits, abilities and experience that the Governance and Compensation Committee and the Board look for in selecting candidates for election to the Board. The Governance and Compensation Committee considers suggestions from many sources, including stockholders, regarding possible candidates for director. These suggestions, together with a complete description of the nominee’s qualifications, experience and background, and a statement signed by the nominee in which he or she consents to such nomination and which includes the name of the stockholder making the suggestion and evidence of that person’s ownership of Airgas stock, including the number of shares held and the length of time of ownership, should be submitted to the Secretary of Airgas at 259 North Radnor-Chester Road, Suite 100, Radnor, Pennsylvania 19087-5283 not less than 120 days prior to the anniversary date of the most recent annual meeting of stockholders, or if the meeting has been changed by more than 30 days from the date of the previous year’s meeting, not less than 60 days before the date of the meeting. Possible candidates who have been suggested by stockholders are evaluated by the Governance and Compensation Committee in the same manner as are other possible candidates.
     In addition to making suggestions to the Governance and Compensation Committee for the selection of nominees as described above, under our bylaws, stockholders are also entitled to nominate persons for election as directors if, among other things, written notice has been given, in the case of an annual meeting, not earlier than 120 days and not later than 90 days prior to the anniversary of the preceding year’s annual meeting. The notice must set forth information about the proposed nominee and the consent of the nominee, among other things.
Charters and Code of Ethics and Business Conduct
     In addition to the Corporate Governance Guidelines, we maintain the following to support our corporate governance policies:
     Charters for Board Committees
     The Governance and Compensation Committee and the Audit Committee use charters adopted by the Board that set forth the authority and responsibilities of the committees under the corporate governance rules of the SEC and the NYSE.
     Code of Ethics and Business Conduct
     Airgas’ Code of Ethics and Business Conduct ensures that our business is conducted in a consistently legal and ethical manner. Our General Counsel oversees compliance with the Code of Ethics and Business Conduct. Airgas’ Code of Ethics and Business Conduct is available on our website at www.airgas.com and is available in print to any stockholder who requests it from our Secretary. All of our employees, including our Chief Executive Officer, Chief Financial Officer and Controller, are required to comply with the Code of Ethics and Business Conduct. The Code of Ethics and Business Conduct covers all areas of professional conduct, including compliance with laws, conflicts of interest, confidentiality, corporate opportunities, use of company assets and reporting illegal or unethical behavior. The Code of Ethics and Business Conduct describes our procedures to receive, retain and address complaints regarding accounting, internal controls and auditing matters, and other illegal or unethical behavior.
Directors are Stockholders
     Meaningful Director Stock Ownership
     Board members are expected to develop a meaningful ownership position in Airgas stock. For more information on director stock ownership requirements, please see “Compensation of Directors” beginning on page 14 of this proxy statement. Board members receive stock options each year as a significant component of their overall compensation.

Direct Access to Management and Independent Advisors
     Airgas provides directors with complete access to management. Key senior managers regularly attend Board meetings. Topics are presented to the Board by the members of management who are most knowledgeable about the issue at hand, irrespective of seniority, which allows dialogue to develop between directors and management. The Board and each of the Audit Committee and the Governance and Compensation Committee have the right to consult with and retain independent legal and other advisors at Airgas’ expense.
Ensuring Management Accountability
     Performance-Based Compensation
     We have linked the pay of associates in management and executive level positions to company performance. As described in greater detail under “Compensation Discussion and Analysis” included in this proxy statement, the Governance and Compensation Committee adheres to this pay-for-performance philosophy, and stock-based incentives constitute a significant component of senior management’s overall compensation.
     CEO Evaluation Process
     The non-management members of the Board conduct an annual evaluation of the CEO’s performance and compensation. The CEO is evaluated against goals set each year, including both objective measures and subjective criteria consistent with, and in furtherance of, Airgas’ strategic goals and initiatives. As part of the overall evaluation process, the Board meets informally with the CEO to give and seek feedback on a regular basis. The non-management members of the Board meet in executive sessions to review the CEO’s performance.
Functioning of the Board
     Directorship Limits
     To devote sufficient time to properly discharge their duties, no director may serve on more than three other boards of directors of public companies. Recognizing the value of continuity of directors who have experience with Airgas, there are no limits on the number of terms for which a director may hold office. Directors are required to resign from the Board by the date of the annual meeting of stockholders in the year in which the director has his or her seventieth birthday.
     Attendance at Board and Stockholder Meetings
     Directors are expected to attend all meetings of the Board and committees on which they serve and annual stockholder meetings. Each director attended at least seventy-five percent of the meetings of the Board and the committees on which he or she served during the 2009 fiscal year. All of the then current directors attended the last Annual Meeting.
     Executive Sessions and Stockholder Communications with the Board
     The Board holds two regularly scheduled executive sessions each year where non-management directors meet without management participation. In the event that one or more of the non-management directors were not to qualify as independent directors, the Board will also hold at least one meeting each year of the independent directors. Interested persons may communicate directly and confidentially with the non-management directors by writing to the Acting Chairperson, Non-Management Directors, Airgas, Inc., 259 North Radnor-Chester Road, Suite 100, Radnor, Pennsylvania 19087-5283. Each year, the

Board selects the Acting Chairperson of the non-management directors who will preside at the executive sessions of the Board and with whom stockholders wishing to communicate with the non-management directors may communicate.
Assessing the Board’s Performance
     Board Evaluation Process
     The Board of Directors conducts an annual evaluation of itself and its committees. The directors first evaluate overall Board performance against certain criteria that the Board has determined are important to its success. These include financial oversight, succession planning, compensation, corporate governance, strategic planning and Board structure and role. The Board then reviews the results of the evaluation and discusses what, if any, action should be taken to improve its performance.
ELECTION OF DIRECTORS
(Proposal 1)
     Our bylaws provide that our Board of Directors designates the number of directors constituting the Board of Directors, and that there should be at least seven and no more than thirteen members. Currently, that number has been fixed by the Board of Directors at nine. The Board of Directors consists of three classes, with directors of one class elected each year, for terms extending to the annual meeting of stockholders held in the third year following the year of their election.
     The names and biographical summaries of the four persons who have been nominated to stand for election at the 2009 Annual Meeting and the remaining directors whose terms are continuing until the 2010 or 2011 Annual Meetings appear below. James W. Hovey, Paula A. Sneed and David M. Stout have been nominated to serve as directors for terms expiring at the 2012 Annual Meeting and Ellen C. Wolf, who was appointed by the Board in November 2008 to fill the vacancy created by the death of William Albertini in June 2008, has been nominated to serve as a director for a term expiring at the 2011 Annual Meeting. W. Thacher Brown, Richard C. Ill and Peter McCausland were elected by the stockholders at the 2007 Annual Meeting and their terms continue until the 2010 Annual Meeting. Lee M. Thomas and John C. van Roden, Jr. were elected by the stockholders at the 2008 Annual Meeting and their terms continue until the 2011 Annual Meeting.
     All nominees have indicated that they are willing and able to serve as directors if elected. In the event that any nominee should become unavailable, the proxy will be voted for the election of any substitute nominee recommended by the Governance and Compensation Committee to the Board of Directors and selected by the Board.
     The Board of Directors unanimously recommends that you vote FOR the election of Mr. Hovey, Ms. Sneed, Mr. Stout and Ms. Wolf.
     Set forth below is certain information regarding the four nominees for election at the Annual Meeting and the remaining six directors whose terms are continuing.

Nominees for Election for Terms Expiring at the 2012 Annual Meeting:

James W. Hovey	Mr. Hovey, age 63, is President of The Fox Companies, a diversified real estate development firm, which he joined in 1972, where he has been responsible for the development of numerous housing units and office buildings, and of a sports arena. Mr. Hovey also serves as a member of the Board of Trustees of Eisenhower Fellowships, Inc. and a director emeritus of the Philadelphia Orchestra. Mr. Hovey has been an Airgas director since 1999.

Paula A. Sneed	Ms. Sneed, age 61, is the Chairman and CEO of Philips Prescott Group LLC, a strategy and management consulting firm. She served as Executive Vice President of Global Marketing Resources and Initiatives for Kraft Foods, Inc. from June 2005 until her retirement in December 2006. She was responsible for leading Kraft’s approximately 700-person Global Marketing Services organization (advertising, media, promotions, marketing research, packaging, digital and interactive marketing, CRM and other marketing disciplines) serving more than 100 major food brands. Ms. Sneed joined General Foods Corporation (which later merged with Kraft Foods, Inc.) in 1977, and served in various executive positions since 1986. She also serves as a trustee of Simmons College and Teach for America and a director of the American Marketing Association and is a member of the Visiting Committee of the Harvard Business School. Ms. Sneed is also a member of the board of directors of The Charles Schwab Corporation and Tyco Electronics, Ltd. Ms. Sneed has been an Airgas director since 1999.

David M. Stout	Mr. Stout, age 55, is retired. Prior to his retirement, he served as President, Pharmaceuticals, GlaxoSmithKline, with responsibility for global pharmaceutical operations, from January 2003 to February 2008. Prior to that, he served as President, U.S. Pharmaceuticals from 1999 to January 2003. He served as Senior Vice President and Director, Sales and Marketing-U.S., for SmithKline Beecham from October 1996 until 1998. Mr. Stout was President of Schering Laboratories, a division of Schering-Plough Corporation, from 1994 until 1996. He held various executive and sales and marketing positions with Schering-Plough from 1979, when he joined the company, until 1994. Mr. Stout is also a member of the board of directors of NanoBio Corporation and Allos Therapeutics, Inc. Mr. Stout has been an Airgas director since 1999.

Nominee for Election for a Term Expiring at the 2011 Annual Meeting:

Ellen C. Wolf	Ms. Wolf, age 55, has been Senior Vice President and Chief Financial Officer of American Water Works Company, Inc., the largest investor-owned U.S. water and wastewater company, since 2006. Previously, she served as Senior Vice President and CFO of USEC, Inc. beginning in December 2003 and as Vice President and CFO of American Water from 1999 to 2003. Prior to that, Ms. Wolf held various positions with increasing responsibility in corporate accounting, finance and business development since beginning her career in 1979. She also serves on the board of directors, and as chair of the audit committee, of C&D Technologies Inc., Water for People and the National Association of Water Companies. Ms. Wolf has been an Airgas director since 2008.

Directors Serving for Terms Expiring at the 2010 Annual Meeting:

W. Thacher Brown	Mr. Brown, age 61, is retired. Prior to his retirement, he served as Chairman, President and a director of 1838 Investment Advisors, LLC, an investment management company, from July 1988 until May 2004,

President of MBIA Asset Management, LLC from 1998 until September 2004 and a director of MBIA Insurance Company from 1999 until September 2004. He is a director of the Rivus Bond Fund, The Harleysville Group, Inc. and The Harleysville Mutual Insurance Company, and was a Senior Vice President and a director of Drexel Burnham Lambert Incorporated for more than four years prior to 1988. Mr. Brown also serves as a member of the Board of Trustees of Eisenhower Fellowships, Inc., as a director of the Fox Chase Cancer Center and as a director of the Pennsylvania Horticultural Society. Mr. Brown has been an Airgas director since 1989.

Peter McCausland	Mr. McCausland, age 59, has been an Airgas director since June 1986, the Chairman of the Board and Chief Executive Officer of Airgas since May 1987, and President of Airgas from June 1986 to August 1988, from April 1993 to November 1995, from April 1997 to January 1999 and from January 2005 to the present. Mr. McCausland serves as a director of the Fox Chase Cancer Center and the Independence Seaport Museum.

Richard C. Ill	Mr. Ill, age 66, has been President and Chief Executive Officer and a director of Triumph Group, Inc., a company that designs, manufactures, repairs and overhauls aircraft components and assemblies, since 1993. Mr. Ill serves as a director of P.H. Glatfelter Company, is a member of the advisory board of Outward Bound, USA and a member of the Board of Trustees of Eisenhower Fellowships, Inc. Mr. Ill has served as an Airgas director since 2004.

Directors Serving for Terms Expiring at the 2011 Annual Meeting

Lee M. Thomas	Mr. Thomas, age 65, has been President and Chief Executive Officer of Rayonier, Inc. since March 2007 and Chairman of the Board since July 2007. Previously, he served as President of Georgia-Pacific Corporation, beginning in September 2002, and as President and Chief Operating Officer, beginning in March 2003, until his retirement in December 2005. Mr. Thomas held these and other senior executive positions within Georgia-Pacific Corporation since 1993. Prior to that, he was Chairman and Chief Executive Officer of Law Companies Environmental Group Inc. and has held numerous federal and state government positions, including positions with the U.S. Environmental Protection Agency, the Federal Emergency Management Agency and the Office of the Governor of South Carolina. Mr. Thomas is a director of Regal Entertainment Group and also serves as a member of the board of the Federal Reserve Bank of Atlanta. Mr. Thomas has served as an Airgas director since 1998.

John C. van Roden, Jr.	Mr. van Roden, age 60, served as Executive Vice President and Chief Financial Officer of P.H. Glatfelter Company, a diversified global manufacturer of specialty papers and engineered products, from 2003 to 2006, and currently serves as a consultant to Glatfelter on strategic issues. Prior to that, he served as Senior Vice President and Chief Financial Officer for Conectiv from 1998 to 2003, and as the Senior Vice President and Chief Financial Officer of Lukens Inc. from 1982 to 1998. Mr. van Roden also serves on the boards of H.B. Fuller Company, Horsehead Corporation, and Penn Virginia GP Holdings, L.P. Mr. van Roden has served as an Airgas director since October 2006.

Board of Directors and Committees
     The Board of Directors held six meetings during the fiscal year ended March 31, 2009. Each director attended at least 75% of the Board and committee meetings that he or she was scheduled to attend during the 2009 fiscal year.
     The standing committees of the Board of Directors are an Executive Committee, a Governance and Compensation Committee, an Audit Committee and a Finance Committee. During the fiscal year ended March 31, 2009, the Executive Committee held no meetings, the Governance and Compensation Committee held six meetings, the Audit Committee held eight meetings and the Finance Committee held four meetings.
     Executive Committee
     The members of the Executive Committee are W. Thacher Brown, Peter McCausland and David M. Stout. As authorized by Delaware law and our bylaws, the Executive Committee may exercise all of the powers of our Board of Directors when the Board is not in session, except that it may not elect directors or appoint officers, amend the bylaws, declare dividends, appoint members of the Executive Committee, approve the acquisition of substantially all the assets or capital stock of a corporation or business entity that has annual sales in excess of 20% of the annual sales of Airgas or take any other action that may only be taken by the Board of Directors. Historically, and in accordance with the policy of the Executive Committee, the Executive Committee has met infrequently and only in extraordinary circumstances.
     Governance and Compensation Committee
     The members of the Governance and Compensation Committee are Richard C. Ill, David M. Stout and Lee M. Thomas. Each member of the Committee is independent from Airgas and its management. The Committee’s primary responsibilities under the terms of its charter include:
•	establishing qualifications for Board membership;

•	interviewing and recommending candidates to fill new positions on the Board;

•	reviewing candidates recommended by stockholders for positions on the Board;

•	developing and recommending to our Board of Directors a Code of Ethics and Business Conduct and considering requests for waivers from the Code of Ethics and Business Conduct for Board members and senior executives;

•	recommending assignment of Board members to committees;

•	reviewing policies for Board compensation;

•	reviewing and recommending changes to Board policies and procedures as they affect the organization and activities of the Board and its committees;

•	making reports for consideration by the Board;

•	considering matters of corporate governance, and reviewing, annually, the Corporate Governance Guidelines;

•	reviewing succession plans for senior executive officers;

•	conducting an annual evaluation of its performance and its charter;

•	reviewing and approving corporate goals and objectives and evaluating, annually, the performance of the CEO and other officers in light of such goals and objectives;

•	determining the compensation of the CEO based upon the evaluation of the performance of the CEO;

•	approving senior executive compensation;

•	reviewing and making recommendations to the Board with respect to incentive compensation plans and equity-based compensation plans;

•	administering, and approving and ratifying awards to senior executives under, our stock option and incentive compensation plans;

•	reviewing and discussing the Compensation Discussion and Analysis section, also referred to in this proxy statement as the CD&A, of the annual proxy statement and, based on such review and discussion, recommending that the CD&A be included in the proxy statement; and

•	preparing the Compensation Committee Report for the annual proxy statement.
     The Committee may, in its sole discretion, engage director search firms or compensation consultants. The Committee also may consult with outside advisors to assist it in carrying out its duties.
     The Report of the Governance and Compensation Committee for the 2009 fiscal year appears on page 28 of this proxy statement. A copy of the Governance and Compensation Committee Charter can be found on our website at www.airgas.com and is available in print to any stockholder who requests it from our Secretary.
     Audit Committee
     The members of the Audit Committee are Paula A. Sneed, John C. van Roden, Jr. and Ellen C. Wolf. W. Thacher Brown, III served as a member of the Audit Committee on an interim basis after the death of William Albertini until the appointment of Ms. Wolf, from July 2, 2008 to November 11, 2008. Each member of the Committee is independent from Airgas and its management. In addition, the Board of Directors has determined that Mr. van Roden and Ms. Wolf are each an “audit committee financial expert.” The Committee acts pursuant to a written charter adopted by the Board of Directors. The purpose of the Committee is to assist the Board of Directors in fulfilling its oversight responsibilities regarding accounting and reporting practices, internal controls and compliance with laws and regulations. The Committee’s responsibilities under the terms of its charter include:
•	meeting at least quarterly with management, our chief internal auditor and our independent registered public accounting firm in separate executive sessions;

•	assessing the integrity of Airgas’ financial reporting process and system of internal controls through discussions with management, the internal auditors and the independent registered public accounting firm;

•	selecting, appointing and recommending for ratification by our stockholders, an accounting firm to serve as Airgas’ independent registered public accounting firm;

•	setting the fees to be paid to the independent registered public accounting firm and pre-approving all audit services to be provided by the independent registered public accounting firm;

•	establishing policies and procedures for the engagement of the independent registered public accounting firm to provide permitted non-audit services and pre-approve the performance of such services;

•	assessing the performance (effectiveness, objectivity and independence) of the independent registered public accounting firm;

•	reviewing an annual report from the independent registered public accounting firm describing its internal quality control procedures and any material issues raised by the most recent internal or peer review of the independent registered public accounting firm;

•	reviewing with management and the independent registered public accounting firm the adequacy and effectiveness of the internal audit function;

•	providing an avenue of communication among the independent registered public accounting firm, internal auditors, management and the Board of Directors;

•	reviewing with management and the independent registered public accounting firm Airgas’ annual and quarterly consolidated financial statements, including the disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”;

•	reviewing our earnings releases;

•	discussing with management and the independent registered public accounting firm major issues regarding accounting principles and financial statement presentations;

•	establishing procedures for the confidential and anonymous receipt, retention and treatment of complaints regarding Airgas’ accounting, internal controls and auditing matters;

•	retaining independent counsel and other advisors as necessary to fulfill its responsibilities;

•	conducting an annual evaluation of its performance and its charter;

•	recommending to the Board of Directors that the audited consolidated financial statements be included in Airgas’ Form 10-K and Annual Report to Stockholders; and

•	preparing the Report of the Audit Committee for the annual proxy statement.
     The Report of the Audit Committee for the 2009 fiscal year appears on page 45 of this proxy statement. A copy of the Audit Committee Charter can be found on our website at www.airgas.com and is available in print to any stockholder who requests it from our Secretary.
     Finance Committee
     The members of the Finance Committee are W. Thacher Brown, James W. Hovey and John C. van Roden, Jr. The purpose of the Committee is to review, advise and make recommendations on Airgas’ financial affairs, policies and programs. The Committee meets periodically, but not less than three times per year, to review Airgas’ financial issues, including Airgas’:
•	capital structure;

•	policies regarding dividends, stock splits and stock repurchases;

•	current and projected capital requirements and the issuance of debt and equity securities;

•	credit agreements and major changes to them and borrowings and financings of every nature;

•	insurance programs and practices for managing insurable risks;

•	programs and practices for managing interest rate, foreign exchange and commodities price risk;

•	benefit plan trust investment policies, administration and performance;

•	standing with credit rating agencies and the decisions and contingencies that might affect its credit rating; and

•	relationships with, and approach to managing its relationships with, public and private lenders.

COMPENSATION OF DIRECTORS
     Only directors who are not employees of Airgas receive compensation for their services as directors. Our compensation package for non-employee directors for the 2009 fiscal year was composed of cash, which consisted of an annual retainer of $25,000, plus a fee of $1,500 for each Board or committee meeting attended during the 2009 fiscal year, and stock option grants under the Airgas, Inc. 2006 Equity Incentive Plan, referred to in this proxy statement as the 2006 Equity Plan. The cash component of the directors’ compensation is set by the Governance and Compensation Committee. We also reimburse our non-employee directors for their out-of-pocket expenses incurred in connection with attendance at Board, committee and stockholder meetings, and other company business. Non-employee directors are eligible to participate in the 2006 Equity Plan and the Airgas, Inc. Deferred Compensation Plan II, referred to in this proxy statement as the Deferred Compensation Plan II, and some of our directors have participated in the Airgas, Inc. Deferred Compensation Plan I, referred to in the proxy statement as the Deferred Compensation Plan I, and more fully described under the heading “Retirement and Other Plans and Programs” found on page 25 of this proxy statement.
     In order to closely align the interests of directors with those of our stockholders, a majority of the directors’ compensation is in the form of stock options. The number of options granted is determined annually by the Governance and Compensation Committee. The exercise price of each option is equal to the closing price of our common stock on the date of grant and each option is exercisable immediately. Options granted to non-employee directors during the 2009, 2008 and 2007 fiscal years expire after eight years and options granted to non-employee directors in prior fiscal years expire after 10 years. On August 5, 2008, each Board member serving on the Board as of that date was granted options to acquire 6,500 shares of our common stock with an exercise price of $57.49 per share.
     The Chairmen of the Governance and Compensation Committee and the Finance Committee also receive an additional $3,000 annual retainer, and the Chairman of the Audit Committee receives an additional $5,000 annual retainer.
     Each year, non-employee directors may elect to defer, under the Deferred Compensation Plan II, all or a portion of his or her director’s fees. The amount deferred is credited to an account that tracks valuation funds selected by the participant from a family of funds under the plan, one of which tracks Airgas common stock. The balance is paid at the election of the director within the alternatives offered under the plan, and the unpaid account balance accrues interest based on earnings in the selected valuation funds. In addition, one of our current directors maintains a balance in the Deferred Compensation Plan I.
     We believe that directors should be stockholders and should have a financial stake in the company. Directors are expected to maintain, within five years of joining our Board, at least 25,000 shares of Airgas common stock (which may include up to 22,500 shares under options) or shares having a value equal to five times the director’s annual Board retainer (which may include in-the-money options). Compliance with these guidelines is expected by November 11, 2013 for all current directors, and all but one director satisfy these ownership requirements at the present time.

Director Compensation Table
     The following table shows the compensation earned by each non-employee director in the 2009 fiscal year.

	Fees Earned or	Option Awards		All Other
Director	Paid in Cash ($)(1)	($)(2)		Compensation ($)	Total ($)
William O. Albertini (5)	7,375	-0	-	-0-	7,375

W. Thacher Brown (3)	49,000	114,830		-0-	163,830

James W. Hovey (3)	40,000	114,830		-0-	154,830

Richard C. Ill (3)	41,500	114,830		-0-	156,330

Paula A. Sneed (3)	44,500	114,830		-0-	159,330

David M. Stout (3)	41,500	114,830		-0-	156,330

Lee M. Thomas (3)	44,500	114,830		-0-	159,330

John C. van Roden, Jr. (3)	54,500	114,830		-0-	169,330

Ellen C. Wolf (4)	15,743	52,784		-0-	68,527

(1)	Consists of the aggregate amount of all fees earned or paid in cash for services as a director, consisting of annual Board and committee chair retainers and Board and committee meeting fees earned by non-employee directors, as described above. During the 2009 fiscal year, Ms. Sneed chose to defer a portion of her cash compensation as director under the Deferred Compensation Plan II.

(2)	The amounts shown reflect the dollar amount of options recognized for financial statement reporting purposes for the fiscal year ended March 31, 2009 for the stock options granted to the non-employee directors. The compensation expense reflected in the table is the same as the grant date fair value pursuant to Statement of Financial Accounting Standards No. 123R, Share-based Payment, or SFAS 123R. The fair value was estimated using the Black-Scholes option pricing model in accordance with SFAS 123R. The actual value of the options, if any, will depend on the extent that the market value of our common stock at exercise is greater than the exercise price of the option. Each non-employee director on the Board at the time was granted an option under the 2006 Equity Plan to purchase 6,500 shares on August 5, 2008 with an exercise price of $57.49 per share. Ms. Wolf was granted an option under the 2006 Equity Plan to purchase 4,773 shares on November 11, 2008 with an exercise price of $35.90 per share. As of March 31, 2009, the following non-employee directors held options to purchase the following number of shares: Mr. Brown, 59,500 shares; Mr. Hovey, 59,500 shares; Mr. Ill, 34,000 shares; Ms. Sneed, 59,500 shares; Mr. Stout, 72,000 shares; Mr. Thomas, 50,500 shares; Mr. van Roden, 18,540 shares and Ms. Wolf, 4,773 shares.

(3)	The material inputs and assumptions incorporated into the model include the exercise price of the option, the estimated term of the option until exercise, an interest rate factor of 3.2% based on the U.S. Treasury rate over the estimated term of the option until exercise, a volatility factor of 29.5% based on the standard deviation of the price of our common stock and a dividend yield of 0.85% based on the annualized dividend rate per share of our common stock.

(4)	The material inputs and assumptions incorporated into the model include the exercise price of the option, the estimated term of the option until exercise, an interest rate factor of 2.4% based on the U.S. Treasury rate over the estimated term of the option until exercise, a volatility factor of 34.8% based on the standard deviation of the price of our common stock and a dividend yield of 1.54% based on the annualized dividend rate per share of our common stock.

(5)	William O. Albertini served as a member of the Airgas Board of Directors until his death in June 2008.

COMPENSATION DISCUSSION AND ANALYSIS
Overview of Compensation Program
     The Governance and Compensation Committee of our Board of Directors has responsibility for establishing and implementing our compensation philosophy, and for continually monitoring our adherence to that philosophy. The Committee reviews and approves compensation levels for all Airgas executive officers as well as all of our compensation, retirement, perquisite and insured benefit programs, including programs applicable to our senior management team, which includes our named executive officers. With respect to Peter McCausland, our Chairman, President and Chief Executive Officer, the Committee annually evaluates his accomplishments and performance against established objectives and sets his compensation level based upon such evaluation. The Committee may choose to award additional annual cash incentive compensation to our CEO based upon the Committee’s subjective evaluation of his performance. These functions are set forth in the Committee’s Charter, which appears on our website (www.airgas.com) and is reviewed annually by the Committee. The Committee seeks to ensure that the total compensation paid to our executives is fair, reasonable and competitive and consistent with our compensation philosophy. Generally, the types of compensation and benefits provided to our named executive officers are similar to those provided to other Airgas executives.
     The following individuals, included in the “Summary Compensation Table for the 2009 Fiscal Year” found on page 29 of this proxy statement, are referred to as our “named executive officers” throughout this proxy statement:
•	Peter McCausland, Chairman, President and Chief Executive Officer;

•	Leslie J. Graff, Senior Vice President, Corporate Development;

•	Robert M. McLaughlin, Senior Vice President and Chief Financial Officer;

•	Michael L. Molinini, Executive Vice President and Chief Operating Officer; and

•	B. Shaun Powers, President, Eastern Division.
     Compensation Philosophy and Objectives
     Our goal is to maintain compensation and benefit plans that will allow us to attract and retain highly qualified employees while motivating and rewarding performance that will lead to sustained increases in the value of our stockholders’ investment in Airgas. We also seek to align the interests of our named executive officers with those of our investors by evaluating performance primarily on the basis of key financial measures. Given these goals, our compensation philosophy has been, and continues to be, to emphasize “pay for performance” programs designed to reward superior financial performance and long-term enhancement of stockholder value, while maintaining competitive base pay, retirement, healthcare and other fixed compensation programs. We set base salary, annual cash incentive opportunities and long-term equity incentive opportunities to reflect an individual executive’s level of responsibility and performance against established objectives, and we rely on our judgment and discretion after reviewing Airgas’ performance and evaluating the executive’s performance.
     Role of the Committee and Executive Officers in Compensation Decisions
     The Committee oversees the design, development and implementation of the compensation program for the CEO and the other executives, including the named executive officers. The Committee evaluates the performance of the CEO and determines the CEO’s compensation in light of the goals and objectives of the compensation program. Mr. McCausland and Mr. Molinini, as appropriate, assess the performance of our other executives, including the other named executive officers, and the Committee approves their compensation based on recommendations from Mr. McCausland. The Committee did not seek advice or assistance from compensation consultants during the 2009 fiscal year.

     The Committee’s work is accomplished through a series of meetings, following a regular calendar schedule, to ensure that all major elements of compensation are addressed and compensation and benefit programs are properly designed, implemented and monitored. Occasionally, special meetings are called to address matters that require attention outside of the regular compensation cycle. Working with the Committee Chair, Lee M. Thomas, Robert H. Young, Jr., our Senior Vice President and General Counsel, and Dwight T. Wilson, our Senior Vice President, Human Resources, prepare an agenda and supporting materials for each meeting, which are provided to Committee members between two-to-four days in advance of the meeting. Mr. Wilson and Mr. Young, along with Mr. McCausland, generally attend Committee meetings by invitation, but are excused for executive sessions. As requested, Mr. McCausland, Mr. Young and Mr. Wilson offer their opinions and recommendations to the Committee. The Committee may invite other members of management to attend meetings (as necessary) to discuss items within their specific areas of responsibility, although they do not play a role in their own compensation determination, other than discussing individual performance objectives with the CEO.
Setting Executive Compensation
     Elements of Executive Compensation
     Consistent with our compensation philosophy, the Committee has structured our annual and long-term executive compensation programs to motivate executives to achieve the business goals we set, and these programs reward the executives for achieving and exceeding those goals. The key elements of our executive compensation program are:
•	base salary;

•	annual cash incentive awards; and

•	long-term incentive compensation.
     These key elements are addressed separately below. In determining each component of compensation, the Committee takes into account all other elements of an executive’s compensation package.
     Our compensation programs for executives, and in particular for our named executive officers, are designed to reflect their success, both individually and as a management team, in attaining key objectives. For example, 80% to 85% of our annual cash incentive payments are calculated based on Airgas’ performance with regard to certain key financial metrics versus budgeted levels and 15% to 20% of those payments are calculated based on an executive’s attainment of strategic goals, individual performance and contributions. There are two levels of approval for each discretionary award and the Committee has final approval for awards to executive officers. Our equity-based program is intended to reward the management team’s success in delivering value to our stockholders. Specifically, stock option grants reward our executives for their contributions that result in increases in our stock price over time. In each case, we strive to ensure that our compensation program provides rewards based on meaningful measures of performance, and the Committee makes adjustments to the incentive programs each year in light of past experience, changes in strategic focus, regulatory requirements and other relevant factors.
     Benchmarking Compensation Against Our Peers
     Periodically, Mr. Wilson provides the Committee with data comparing our elements of compensation and levels of executive compensation against relevant companies in the chemicals and wholesale distribution industries and comparably-sized companies in other industries, including a comparison of compensation elements of individual executives where the positions are sufficiently similar to make comparison meaningful. Currently, the peer group for compensation comparisons is Albemarle Corporation, Cabot Corporation, CF Industries Holdings, Inc., Cytec Industries, Inc., Davita Inc., Ecolab

Inc., Fastenal Company, Ferro Corporation, FMC Corporation, Georgia Gulf Corporation, International Flavors and Fragrances, Inc., Lubrizol Corporation, Nalco Holding Company, Patterson Companies, Inc., PolyOne Corporation, Rockwood Holdings, Inc., RPM International, Inc., Scotts Miracle-Gro Company, Sigma-Aldrich Corporation, Valspar Corporation, WR Grace & Company, Wesco International, Inc. and Westlake Chemical Corporation. The peer group includes companies in the S&P MidCap 400 index, including companies in the S&P MidCap 400 Chemicals industry group, plus other companies that are similar in size to Airgas. The peer group includes companies outside of our industry because the Committee believes that Airgas is similar in certain respects to such companies.
     The most recent benchmarking of executive compensation levels was performed by Mr. Wilson during the 2006 fiscal year. The benchmarking compared compensation of our named executive officers to the 25th percentile and 50th percentile base salary, total cash compensation and total “direct” compensation of similar positions in the peer group companies. “Direct” compensation adds the Black-Scholes value of stock option grants to the total cash compensation. We believe that periodic reviews of outside compensation practices are appropriate to determine if our compensation levels and mix of components require rebalancing.
     Given the nature of our businesses, we compete with companies across the two broad industry groups mentioned above for top executive-level talent. As such, the Committee generally expects, over time, to set total compensation levels for our executives approximating the median level of compensation paid to similarly situated executives of chemicals and wholesale distribution companies of comparable size to Airgas. Variations from this general philosophy may occur based upon the expertise and experience level of a given executive, as well as individual, company and market factors.
Compensation of our Chief Executive Officer
     The compensation of our CEO is reviewed by our Governance and Compensation Committee and our Board and determined solely by our Governance and Compensation Committee. The compensation of our CEO is based on factors similar to those utilized for the other named executive officers, but also includes consideration for the overall responsibilities of our CEO for achievement of our operational goals, as well as his unique role as primary architect of our strategic vision. The specific elements of compensation for our CEO and any differences in his compensation as compared to the other named executive officers are discussed below.
Components of Executive Compensation for the 2009 Fiscal Year
     Given our philosophy of “pay for performance,” a significant percentage of total compensation is allocated to performance-based incentives. As a general matter, we recognize that, as employees progress to higher levels within our organization, they assume more responsibility for our overall performance and returns to stockholders. Consequently, we seek to link greater portions of executive compensation to criteria and metrics that are tied to the creation of stockholder value. Looking at the named executive officers as a group, 72% of their target total compensation (including the Black-Scholes value of stock option grants) for the 2009 fiscal year was allocated to “at risk” components consisting of annual cash incentives and stock options, with the remaining 28% allocated to base salary. Our policy for allocating value between long-term and currently-paid compensation is to ensure adequate base compensation to attract and retain personnel, while providing strong incentives for our executives to maintain an “ownership” mentality, focusing them on maximizing long-term value creation for them and our stockholders.
     Combined target cash and non-cash incentive compensation for named executive officers for the 2009 fiscal year ranged from 58% to 79% of total target compensation. Actual cash incentive compensation ranged from 11% to 17% and non-cash incentive compensation ranged from 42% to 65%

of total compensation for the named executive officers for the 2009 fiscal year. We believe that these mixes are both competitive within the marketplace and consistent with our stated compensation philosophy.
     For Mr. McCausland, 79% of his targeted total compensation for the 2009 fiscal year was allocated to at risk compensation. His actual cash incentive compensation was 17% and his non-cash incentive compensation was 61% of his total compensation. The Committee believes that the relatively larger component of his compensation that is at risk reflects the significant difference in Mr. McCausland’s overall responsibilities, which could result in higher compensation for Mr. McCausland than for our other named executive officers.
     Base Salary
     Base salary is the component of compensation that is fixed and intended to compensate our executives, based on their experience, expertise, job responsibilities and the performance of their responsibilities during the fiscal year. While base salaries must be competitive in order to recruit and retain qualified executives, we do not generally seek to pay base salaries at levels exceeding the market median among comparably-sized companies in all industries. Our review of base salaries paid to our executives’ peers indicate that the base salaries of our named executive officers are at or below the median for comparably-sized general industry companies, chemical industry companies and wholesale distribution companies. Consistent with our compensation philosophy that we offer compensation based on superior performance, we strive to use incentive compensation, rather than base salary, to provide executives with an above-market compensation opportunity if we exceed budgeted financial performance metrics and drive increases in stockholder value.
     Each year, our Governance and Compensation Committee reviews the base salary of Mr. McCausland and all other executive officers. In making adjustments to base salary levels, the Committee considers:
•	the executive’s level of responsibilities;

•	the executive’s experience and breadth of knowledge;

•	the executive’s individual performance as assessed through annual performance reviews;

•	the executive’s role in management continuity and development plans;

•	internal equity factors, meaning relative pay differences for different jobs; and

•	on a periodic basis, benchmark data on the compensation practices of peer companies, from available salary survey data and as reported in public company proxy statements.
     The normal interval between salary reviews for most executive officers and most other employees is 12 months, usually completed in the quarter following the fiscal-year end. Mr. McCausland’s salary increases have been less frequent, as the Committee prefers to move his salary in larger increments. Mr. McCausland’s base salary was increased by 10% during the 2009 fiscal year. Mr. Molinini’s base salary was increased 53.5% during the 2009 fiscal year, to raise his compensation package to a more competitive level relative to chief operating officers in peer companies. Messrs. Graff, McLaughlin, Molinini and Powers each received a merit pay increase for the 2009 fiscal year, averaging 3.5%, plus Mr. Molinini received an additional increase in December 2008. These increases were approved by the Committee in May 2008, other than Mr. Molinini’s additional increase, which was approved by the Committee in November 2008.
     Annual Cash Incentive Awards
     Annual cash incentive awards for our executive officers are intended to promote the achievement of our corporate and division financial performance goals, as well as individual performance goals. Each of our named executive officers participated in our Executive Bonus Plan. In addition, depending upon the named executive officer’s position and responsibilities with Airgas, each named executive officer participated in one of the following Airgas annual cash incentive plans for which executive officers and other management employees may be eligible, which plans, together with our Executive Bonus Plan, are referred to in this proxy statement as our Management Bonus Plans:
•	the Fiscal Year 2009 Management Bonus Plan for Corporate Employees, in which Messrs. McCausland, Graff, McLaughlin and Molinini participated during the 2009 fiscal year, is available to all management-level employees who have corporate-wide responsibility; and

•	the Fiscal Year 2009 Management Bonus Plan for Operating Company Management, in which Mr. Powers (Division President) participated during the 2009 fiscal year, is available to all management-level employees who work within our operating companies.
     The overall cash incentive award paid to each executive officer is composed of (1) a cash incentive award under our Executive Bonus Plan that is based on corporate performance goals and (2) a cash incentive award under the applicable Management Bonus Plan that is based on strategic and individual performance goals. In addition, the Committee may, in its discretion, grant to any executive officer a cash award outside of any of our plans described above.
     Corporate Performance Goals. Within 90 days after the beginning of each fiscal year, the Committee (1) reviews our performance during the prior fiscal year, (2) analyzes anticipated value drivers in our industry and within our company and proposed performance objectives for the current fiscal year and (3) determines the specific performance criteria for each executive officer and the metrics that will be used for the current fiscal year under our Executive Bonus Plan, based on such review and analysis. Examples of performance criteria that the Committee may consider are cash flow growth, overall sales growth, sales growth for specific products or markets, margin improvements and return on capital, or ROC. After selecting the performance criteria, the Committee establishes performance metrics within the selected criteria and assigns to each of our executive officers a target award. The target award, expressed as a percentage of the executive officer’s base salary for the fiscal year, is determined based upon the executive’s position in the company.
     In addition, each of the pre-determined performance criteria (e.g., ROC) is weighted by the Committee, in its judgment, to reflect its relative importance, and becomes a separate component of the executive officer’s cash incentive award. The Committee also sets a target payout, expressed as a percentage, for each component, which may vary depending upon our actual performance with respect to the component against the pre-determined performance metrics. Our executive officers will receive cash incentive awards under the Executive Bonus Plan if, at the end of the fiscal year, Airgas has achieved the performance metrics established within the criteria selected by the Committee at the beginning of the fiscal year. Actual cash award payments will vary based upon Airgas’ level of achievement of the pre-determined corporate performance metrics and the different weights assigned to each performance criteria component for each executive officer.
     The annual cash incentive award targets are set for each executive officer as a percentage of base salary with regard to the relative responsibilities of each executive officer and with regard to the total cash compensation opportunity for comparable positions in peer companies. For the 2009 fiscal year, Mr. McCausland’s target for his annual cash incentive award was 100% of his annual base salary rate at the end of the fiscal year. We believe that was generally comparable to the target annual cash incentive award for chief executive officers in our peer companies. Mr. Molinini’s target annual cash incentive award was 60% of his weighted annual base salary rate, calculated based on 2/3 of his annual base salary rate at the end of November 2008 and 1/3 of his base salary rate at the end of the fiscal year. We believe 60% of base salary was appropriate relative to 100% of base salary for Mr. McCausland considering Mr. McCausland’s broader responsibilities and considering the relative annual incentive compensation awards for comparable positions in our peer companies. All other executive officers had target annual cash incentive awards set at 50% of annual base salary, which reflects their responsibilities relative to Mr. McCausland and Mr. Molinini and generally reflects the total cash compensation opportunity for the other named executive officers in our peer companies.
     Earnings before interest, taxes, depreciation and amortization, or EBITDA, and ROC were chosen as the plan performance criteria for executives with corporate-wide responsibility (i.e., Messrs. McCausland, Graff, McLaughlin and Molinini). EBITDA was most heavily weighted at 70% of the annual cash incentive award target because the Committee believes that it motivates growth, gross margin performance and expense management, and because of the direct correlation of earnings performance with share valuation. ROC was weighted at 15% of the annual cash incentive award target and was intended to drive discipline around long-term capital deployment and debt reduction, also important performance measures to stockholders. The remaining 15% of the target annual cash incentive award was based on individual performance and payout was based on performance against objectives set and agreed upon in the first quarter of the fiscal year.
     For Division Presidents (i.e., Mr. Powers), in addition to the corporate performance criteria of Corporate EBITDA, additional performance criteria, including divisional EBITDA, divisional ROC and sales, volume shipped, or profit for targeted growth strategies, relating to the performance of the executive’s division were used. Corporate EBITDA was weighted at 10% of the annual cash incentive award and EBITDA for their respective divisions was weighted at 60% of the annual incentive award. The larger portion was based on their profit responsibility to motivate performance in their respective spheres of control, while the smaller portion recognizes their contributions to Airgas’ overall performance and to encourage interdivisional cooperation. ROC for their respective divisions was weighted at 10% of the target annual cash incentive award to emphasize the importance of capital management (similar to the inclusion of ROC at the corporate level). The remaining 20% of the target annual cash incentive was based on sales for targeted growth strategies to motivate focusing on opportunities that were specific to each division.
     The threshold and maximum of each performance criteria of the award was determined separately. The threshold for EBITDA approximates the performance equal to the 2008 fiscal year’s pro forma results. For the 2009 fiscal year, the EBITDA threshold for both corporate and the divisions was 20% of the target award for achievement at 88% of budget. The EBITDA target opportunity (100%) was earned for achievement of 99% to 101% of our budget for EBITDA for the 2009 fiscal year. The maximum EBITDA award opportunity was set at 105% of EBITDA budget, which awarded 140% of the target opportunity and reflected the Committee’s judgment of reasonable compensation for superior performance.
     The Corporate ROC target opportunity was set at achievement within plus or minus 0.2 percentage points of our budget. The threshold for ROC was set at 0.8 percentage points below our budget, which awards 50% of the target opportunity, and the maximum for ROC was set at 0.8 percentage points above our budget, which awards 130% of the target opportunity. That range was intended to recognize an adequate level of performance below budget while still improving ROC, and was intended to pay reasonable compensation above target for superior performance.
     The Division ROC target opportunities were set at achievement of plus or minus 2% of Division budget. The threshold bonus opportunity for ROC was set at 90% of Division budget, which awarded 20% of award target, and the maximum was set at 107% of Division budget, which awarded 150% of award target. The Division ROC range was estimated to replicate the amount of stretch reflected in the award range for Corporate ROC.

     The Corporate EBITDA target for the 2009 fiscal year was $795 million and the ROC target was 13.2%. For Mr. Powers’ award, the Eastern Division EBITDA target was $335.6 million and the ROC target was 13.3%. All targets reflect adjustments during the fiscal year to account for budgeted results from acquisitions completed during the year.
     Individual Performance Goals. In addition to the corporate financial performance goals described above, under the Fiscal Year 2009 Management Bonus Plan for Corporate Employees, a portion of Messrs. McCausland’s, Graff’s, McLaughlin’s and Molinini’s annual cash incentive award is based on individual performance measured against personal objectives. The Committee established individual performance objectives for Mr. McCausland after consultation with him at the beginning of the fiscal year regarding his priorities for the 2009 fiscal year. Mr. McCausland established individual performance objectives with Messrs. Graff, McLaughlin and Molinini. The Committee reviewed, and based upon its subjective evaluation, approved the scores for Messrs. Graff, McLaughlin and Molinini. For the 2009 fiscal year, individual performance goals under the Fiscal Year 2009 Management Bonus Plan for Corporate Employees represented 15% of the overall annual potential cash incentive award available for Messrs. McCausland, Graff, McLaughlin and Molinini.
     Strategic Goals. In addition to the corporate and division financial performance goals described above, under the Fiscal Year 2009 Management Bonus Plan for Operating Company Management, a portion of Mr. Powers’ annual cash incentive award is based on attainment of strategic goals. Mr. Molinini recommended specific goals and metrics with Mr. Powers. Mr. McCausland and the Committee approved the scores for Mr. Powers. For the 2009 fiscal year, strategic goals represented 20% of the overall annual potential cash incentive award available for each executive officer who was a Division President.
     Individual Objectives under the Management Bonus Plans. Following the 2009 fiscal year-end, the Committee evaluated Mr. McCausland’s performance against his pre-determined individual objectives and Mr. McCausland evaluated the performance of Messrs. Graff, McLaughlin and Molinini against their pre-determined individual objectives. The Committee recognized Mr. McCausland’s leadership in building a highly effective team to manage the growth of Airgas, and for conceiving and executing strategic initiatives that have positioned Airgas for continued performance above industry standard and awarded Mr. McCausland a bonus beyond his pre-determined individual objectives. For a more detailed description of the annual incentive compensation awards received by the named executive officers, see “Summary Compensation Table for the 2009 Fiscal Year” found on page 29 of this proxy statement.
     Calculation of the Cash Awards. A participant’s target incentive award is multiplied by the weight for each component to determine the target payout for each component. Each performance score as a percentage (e.g., meeting the goal equals a 100% score) is multiplied by the target payout for the specific component to determine the actual incentive award for each component. Performance scores for each component utilizing performance criteria may range between 0% and 130% to 150% depending on the specific criteria. Performance scores for the individual objectives may range between 0% and 100%. The total incentive award is the sum of the components. The aggregate scores for bonus metrics are limited to 132.5% for Messrs. McCausland, Graff, McLaughlin and Molinini, and 143% for Mr. Powers. Extraordinary performance may be recognized with an additional bonus amount, but the total award opportunity is capped so that the maximum possible award is 200% of target. For the 2009 fiscal year, the Committee awarded each named executive officer an aggregate cash incentive compensation award below the executive’s aggregate target amount.
     For the 2009 fiscal year, the Corporate EBITDA achievement was 94% of our 2009 budget, which translated into an EBITDA award of 50% of the target opportunity. The Corporate ROC achievement was 0.5 percentage points below budget, which translated into a ROC award of 70%. For the purposes of this example, we have assumed that the executive earned 100% achievement on his individual objectives and was paid 100% of the award for individual objectives. The formula is illustrated below:
     EBITDA Award = 70% Weight X 50% Award = 35% of the Total Award Target
     ROC Award = 15% Weight X 70% Award = 10.5% of the Total Award Target
     Individual Performance Award = 15% Weight X 100% Award = 15% of the Total Award Target
     The Total Award = 35% + 10.5% + 15% = 60.5% of the executive’s target award.
     Mr. McCausland and all of the other named executive officers received their annual cash incentive awards for the 2009 fiscal year in June 2009 following Committee approval at its regular May meeting. Annual cash incentive awards earned by our named executive officers for performance during the 2009 fiscal year appear in the “Summary Compensation Table for the 2009 Fiscal Year” on page 29, under the headings “Non-Equity Incentive Plan Compensation” and “Bonus.”
     Long-Term Equity Incentive Compensation
     Our equity compensation program is designed to provide the Committee the flexibility to award long-term equity compensation incentives from several types of equity-based awards. The Committee’s objective in granting equity awards is to provide a strong incentive to our executives and key employees to focus on the ongoing creation of stockholder value by offering significant compensation opportunities for superior performance. These award opportunities not only allow us to offer a competitive overall compensation package, but also allow for further opportunities for stock ownership by our employees in order to increase their proprietary interest in Airgas and, as a result, their interest in our long-term success and their commitment to creating stockholder value.
     Long-term equity incentives under our 2006 Equity Plan may consist of nonqualified stock options, incentive stock options (ISOs), stock appreciation rights (SARs), restricted stock, restricted stock units or any combination of the above, as the Committee may determine.
     The Committee historically has granted nonqualified stock options as the exclusive form of equity-based compensation. The table below provides certain information regarding our use of stock options during the last 10 fiscal years.

		Weighted		Employee Options		Total Outstanding
	Total Shares	Average		Granted in Fiscal		Employee Options as
	Underlying	Option	No. of Employees	Year as a % of	Employee Options	a % of Outstanding
Fiscal	Options Granted	Exercise	Granted Options	Outstanding Shares	Fair Value on Date	Shares at Fiscal
Year-End	to Employees	Price ($)	in Fiscal Year	at Fiscal Year-End	of Grant ($)	Year-End
3/31/2000	1,126,845	11.27	535	1.7	5,848,326	11.0
3/31/2001	1,734,215	5.71	800	2.5	5,428,093	11.9
3/31/2002	1,525,120	9.29	565	2.2	8,098,387	11.8
3/31/2003	1,168,250	16.52	493	1.6	9,836,665	11.1
3/31/2004	1,104,800	19.36	488	1.5	9,081,456	10.4
3/31/2005	1,007,500	21.15	446	1.3	9,349,600	9.1
3/31/2006	1,007,200	24.03	538	1.3	9,417,320	8.4
3/31/2007	933,900	36.19	472	1.2	12,838,558	8.1
3/31/2008	1,030,550	43.80	419	1.3	15,694,311	8.1
3/31/2009	1,070,000	59.87	438	1.3	19,498,530	8.1

Average
Per Year	1,170,838	24.72	519	1.6	10,509,125	9.8
     In granting long-term equity incentive awards, the Committee determines:
•	the executive officers to receive awards;

•	the number of shares in each grant to an executive officer;

•	the aggregate number of shares available for Mr. McCausland to grant in stock options to non-executive officers pursuant to his delegated authority; and

•	the terms and conditions of each award.
     Long-term equity incentive awards for the 2009 fiscal year were determined and approved at the Committee’s regularly scheduled May 2008 meeting and are reflected in this proxy statement, including in the “Summary Compensation Table for the 2009 Fiscal Year” found on page 29 and the “Grants of Plan-Based Awards in the 2009 Fiscal Year” table found on page 32 of this proxy statement.
     In determining the size of long-term equity incentive awards to the named executive officers for the 2009 fiscal year, the Committee considered the dilution rate (shares granted as a percentage of shares outstanding), historical grants to the executive officers, value per share as determined by using the Black-Scholes valuation model for stock options, the value of equity-based compensation to top executives in comparable chemical and wholesale distribution companies and grant sizes relative to the executive’s peers at Airgas.
     Our aim is to focus our executives on providing superior returns to our stockholders and driving for sustained increases in Airgas’ stock price. We believe that nonqualified stock options effectively focus our executives on these goals and are an efficient use of shares available under the plan.
     Our stock option award program helps us to:
•	motivate and reward superior performance on the part of executives and key employees;

•	enhance the link between the creation of stockholder value and long-term executive incentive compensation;

•	encourage increased stock ownership in Airgas by executives; and

•	maintain competitive levels of total compensation.

     Option Grant Practices. The Committee makes decisions on stock option grants based solely on our compensation and retention objectives and our established measurements of the value of these awards. Each May, at its regularly scheduled meeting, the Committee approves the annual stock option awards for executive officers and the total shares available for stock option grants to our other key employees throughout the remainder of the fiscal year. The grant date for executive officers is the date of that meeting, on which the exercise price for the awards is set. We do not backdate options. In addition, we do not plan to coordinate grants of options so that they are made before announcement of favorable information, or after announcement of unfavorable information. For the 2009 fiscal year, options to purchase 302,300 shares in the aggregate were granted to 12 executive officers.
     Mr. McCausland granted annual stock option awards on May 20, 2008, the day of the Committee’s regularly scheduled May meeting, to 409 non-executive employees to purchase 709,200 shares in the aggregate.
     The only other times stock options are typically granted are in connection with a new hire or in recognition of a special achievement, known as a “Chairman’s Award.” The exercise price for these grants is set on the date of employment or the date of final approval, whichever is later. The Committee delegated authority to Mr. McCausland to make these grants to employees, other than to executive officers, subject to an aggregate limit in the 2009 fiscal year of 75,000 shares. For the 2009 fiscal year, these grants totaled 58,500 shares to 36 non-executive officer employees. The Committee has not delegated any other aspect of the stock option grant process to any other person or committee.
     The exercise price of all awarded stock options under the Airgas, Inc. 1997 Stock Option Plan, referred to in this proxy statement as the 1997 Plan, and the 2006 Equity Plan is equal to the closing selling price of Airgas shares on the NYSE on the date of grant, except that in the past under the 1997 Plan, when the grant decision was finalized by the Committee on a given date prior to the opening of trading on the NYSE, the Committee set the exercise price for such awarded stock options at the closing price of our common stock from the last preceding trading day. Employee stock option awards made in the 2009 fiscal year vest and become exercisable in equal 25% increments on each of the first four anniversaries of the grant date and expire on the eighth anniversary of the grant date, or earlier, upon certain terminations of employment.
     Airgas has not granted equity awards to employees other than through the grant of stock options.
     Retirement and Other Plans and Programs
     We maintain the following plans and programs to provide retirement benefits to salaried employees, including Mr. McCausland and each of the named executive officers:
•	the Airgas, Inc. 401(k) Plan, referred to as the 401(k) Plan;

•	the Deferred Compensation Plan I; and

•	the Deferred Compensation Plan II.
     We maintain the following plan to provide additional benefits to salaried employees, including each of the named executive officers, except Mr. McCausland:
•	the Airgas, Inc. Amended and Restated 2003 Employee Stock Purchase Plan, referred to as the Employee Stock Purchase Plan, or ESPP.
     The benefits available under these plans are intended to provide income replacement after retirement, either through withdrawals from the 401(k) Plan, the Deferred Compensation Plan I or the Deferred Compensation Plan II.

     The 401(k) Plan is a qualified 401(k) defined contribution plan designed to encourage salaried employees to save and invest for retirement. Under the 401(k) Plan, employees may contribute up to the annual IRS limits on a pre-tax basis. We match employee contributions at a rate of $0.50 for each $1.00 contributed by the employee, up to 4% of the employee’s base salary. Our matching contributions vest 100% after the completion of one year of service, and are made in the 401(k) funds in the same weightings per fund as the employee’s contributions. One choice available to participants is an investment in a fund that holds Airgas common stock.
     The Deferred Compensation Plan I is a nonqualified, unfunded plan. In May 2004, our Board authorized the termination of the plan for new participants and the discontinuance of further deferrals by existing participants after May 31, 2004. The plan provided employees the opportunity to defer all or any portion of their base salaries and annual cash incentive awards and non-employee directors the opportunity to defer all or a portion of their annual cash compensation. Amounts deferred are unsecured, but earn a return equal to the performance of selected mutual funds. See the table and discussion entitled “Nonqualified Deferred Compensation for the 2009 Fiscal Year” beginning on page 36 of this proxy statement for an additional discussion of the Deferred Compensation Plan I. The purpose of the salary and incentive award deferral program was to provide “highly-compensated” employees and non-employee directors with a convenient and efficient opportunity to save for retirement or other future events, such as college expenses, while deferring applicable income taxes until withdrawal. All named executive officers were eligible, but only Mr. Molinini held balances in the plan during the 2009 fiscal year.
     The Deferred Compensation Plan II is a nonqualified, unfunded plan, which became effective on July 1, 2006. The plan provides our non-employee directors and a select group of highly compensated employees, including the named executive officers, the opportunity to defer up to 75% of their base salary and all or any portion of their annual incentive awards (or director fees, for non-employee directors). Amounts deferred are unsecured, but earn a return equal to the performance of selected mutual funds, one of which tracks the Airgas common stock price. See the table and discussion entitled “Nonqualified Deferred Compensation for the 2009 Fiscal Year” beginning on page 36 of this proxy statement for an additional discussion of the Deferred Compensation Plan II. The purpose of the program is to provide “highly-compensated” employees and non-employee directors with a convenient and efficient opportunity to save for retirement or other future events, such as college expenses, while deferring applicable income taxes until withdrawal. All named executive officers were eligible, but only Mr. Molinini contributed to the plan during the 2009 fiscal year.
     The Employee Stock Purchase Plan is a Section 423(b) plan. The purpose of the plan is to encourage and assist employees to acquire an equity interest in Airgas through the purchase of shares of Airgas common stock at a discount by payroll deduction. The discounted purchase price is 85% of the lower of the closing price per share on the enrollment date or the closing price per share on the date on which the shares are purchased. The enrollment dates and purchase dates occur quarterly, at the beginning of each calendar quarter.
     Change of Control Agreements
     Airgas has entered into “change of control” agreements with Messrs. McCausland, Graff, McLaughlin, Molinini and Powers, and six other executive officers. These agreements were most recently amended in December 2008 to conform to recent changes to applicable federal tax laws. The terms of the agreements provide salary and benefit continuation if the executive is terminated upon a change of control. A change of control is defined to include events in which a party (other than Mr. McCausland) acquires 20% or more of the combined voting power of our then-outstanding securities, or in which Mr. McCausland, together with all affiliates and associates, acquires 30% or more of the combined voting power of our then-outstanding securities. Under the change of control agreements in place as of the end of the 2009 fiscal year, following the executive’s termination, he or she would be entitled to a lump-sum payment equal to two times the sum of (i) the executive’s annual base salary at the time of termination, plus (ii) the executive’s potential annual cash incentive award for the last fiscal year prior to the change of control. The executive’s health and welfare benefits would also continue for up to three years and the executive would be vested in all stock options and restricted stock. The cash and non-cash amounts payable under the change of control agreements and under any other arrangements with Airgas are limited to the maximum amount permitted without the imposition of an excise tax under the Internal Revenue Code. Generally, this would limit an executive’s benefits under the agreement to 2.99 times the executive’s average annual compensation for the preceding five years.
     In addition, under an arrangement originally entered into in 1992, which was amended in the Amended and Restated Executive Severance Agreement, in the event of the termination of Mr. McCausland’s employment for any reason, other than for “material dishonesty,” including a change of control, Mr. McCausland is entitled to a payment equal to two times his annual salary, the continuation of health insurance and other employee benefits for a three-year period and automatic vesting of all of his stock options. The limitation under Mr. McCausland’s change of control agreement would include the amount payable under his severance agreement for determining whether benefits would be reduced under his change of control agreement to comply with the limitation of 2.99 times his average annual compensation for the preceding five years.
     The Airgas, Inc. Severance Pay Plan, referred to in this proxy statement as the Severance Pay Plan, provides severance benefits to all of our employees, including the named executive officers, in the event their employment is terminated (other than “for cause” and other non-qualifying terminations defined in the plan). Benefits under the plan are not available to a named executive officer if the named executive officer is eligible for similar benefits under a separate severance agreement with Airgas. Severance related benefits under the Severance Pay Plan are provided only if a participant executes a severance agreement satisfactory to Airgas. For a more detailed description of the benefits which our named executive officers may be eligible to receive under the Severance Pay Plan, see “Severance Benefits” found on page 37 of this proxy statement.
     Perquisites and Personal Benefits
     Mr. McCausland received an automobile allowance and two airline club memberships. Mr. McCausland, with the approval of our Board, utilized our corporate aircraft for personal use during the 2009 fiscal year. Mr. McCausland reimbursed Airgas for all direct costs associated with that personal use of the corporate aircraft. Mr. Molinini and Mr. Powers each received an airline club membership. There were no other perquisites for executive officers during the 2009 fiscal year, except those benefits generally available to all employees. For a more detailed description of the perquisites and personal benefits received by our named executive officers, see the table on page 31 of this proxy statement entitled, “All Other Compensation for the 2009 Fiscal Year.”
     Other Matters
     Stock Ownership Guidelines
     We believe that stock ownership guidelines help to further focus our management team on the long-term success of our business and the interests of our stockholders. All executives at the Vice President level and higher and all presidents of our subsidiaries are expected to acquire and hold, within five years after accepting their positions, the lesser of a fixed number of Airgas shares or Airgas shares with a value equal to a designated multiple of their base salary. There are four tiers within our management team covered by ownership guidelines. For the Chief Executive Officer, the minimum level is the lesser of 200,000 shares or a value equal to five times base salary; for the Executive Vice President and the Chief Financial Officer, 75,000 shares or a value equal to three times base salary; for Senior Vice Presidents and selected other corporate senior officers, 40,000 shares or a value equal to two times base salary; and for other Vice Presidents and subsidiary Presidents, 25,000 shares or a value equal to one times base salary, which may include shares under vested options to satisfy 90% of the number of shares guidelines, and vested, in-the-money options to satisfy the value guidelines.
     Under the guidelines, our executives are expected to satisfy their expected ownership levels as of the later of May 31, 2008 or five years after the executive became covered by the applicable ownership guideline tier. All of our named executive officers and all but one other executive officer have already met their expected ownership levels. Of the executive officers who were expected to comply by May 31, 2009, all have met the guidelines for their ownership levels.
     Implications of Tax and Accounting Matters
     Deductibility of Executive Compensation. Airgas is able to take deductions in excess of $1 million for certain performance-based incentives, including incentives provided under certain plans approved by our stockholders, paid to the persons identified in Section 162(m) of the Internal Revenue Code of 1986, as amended. Under Section 162(m), corporations may not deduct, when computing taxable income, salary and non-performance based compensation exceeding $1 million paid to a single executive. While Airgas seeks to structure compensation it pays so that it is eligible for deduction, if compliance with the terms of Section 162(m) conflicts with our compensation philosophy, or with actions that the Committee believes are in the best interests of Airgas and our stockholders, the Committee may conclude that payment of non-deductible compensation is appropriate under the circumstances to allow us to pay competitive compensation to our executive officers. For the 2009 fiscal year, Mr. McCausland was paid $69,172 of non-deductible compensation under Section 162(m).
     Nonqualified Deferred Compensation. On October 22, 2004, the American Jobs Creation Act of 2004 became law, changing tax rules applicable to “nonqualified deferred compensation arrangements.” While the final regulations have not yet become effective, we believe that Airgas is operating in good faith compliance with the statutory provisions that became effective January 1, 2005. A more detailed discussion of our nonqualified deferred compensation arrangements is provided on page 36 under the heading “Nonqualified Deferred Compensation for the 2009 Fiscal Year.”
     Accounting for Stock-Based Compensation. On April 1, 2006, we began accounting for stock-based awards, including stock options, in accordance with the requirements of SFAS 123R.
REPORT OF THE GOVERNANCE AND COMPENSATION COMMITTEE
     The Governance and Compensation Committee of our Board of Directors has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussion, the Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement, which is incorporated by reference into our 2009 Annual Report on Form 10-K filed with the SEC.
Governance and Compensation Committee
Lee M. Thomas, Chair
Richard C. Ill
David M. Stout

EXECUTIVE COMPENSATION
Executive Compensation Tables
     The following table sets forth certain information concerning the compensation earned during the fiscal year ended March 31, 2009 by our named executive officers based on salary and bonus earned during the 2009 fiscal year.
Summary Compensation Table for the 2009 Fiscal Year

							Change in
							Pension Value
							and
						Non-Equity	Nonqualified
						Incentive Plan	Deferred	All Other
Name and	Fiscal	Salary			Option	Compensation	Compensation	Compensation
Principal Position(1)	Year	($)(2)	Bonus ($)(3)		Awards ($)(4)	($)(5)	Earnings(6)	($)(7)	Total ($)
Peter McCausland	2009	812,500	129,875		1,613,794	495,125	-0-	11,538	3,062,832
Chairman, President	2008	750,000	453,750		1,321,279	866,250	-0-	12,952	3,404,231
& Chief Executive	2007	741,667	337,500		1,079,495	982,500	-0-	12,308	3,153,470
Officer

Leslie J. Graff	2009	264,003	-0	-	250,124	80,542	-0-	6,207	600,876
Senior Vice	2008	254,188	50,000		207,601	148,562	-0-	9,793	670,144
President-	2007	218,750	100,000		115,880	160,475	-0-	4,362	599,467
Corporate
Development

Robert M.	2009	320,190	-0	-	260,494	97,683	-0-	4,646	683,013
McLaughlin	2008	309,000	-0	-	172,686	180,180	-0-	4,560	666,426
Senior Vice	2007	253,904	-0	-	98,004	167,591	-0-	4,463	523,962
President & Chief
Financial Officer

Michael L. Molinini	2009	477,167	-0	-	402,745	174,240	-0-	5,285	1,059,437
Executive Vice	2008	390,750	100,000		306,978	277,200	-0-	4,952	1,079,880
President & Chief	2007	354,750	-0	-	230,164	285,318	-0-	7,537	877,769
Operating Officer

B. Shaun Powers	2009	295,215	-0	-	223,046	101,229	-0-	4,946	624,436
Division President-	2008	285,232	-0	-	194,393	176,913	-0-	89,411	745,949
East	2007	275,586	-0	-	174,970	184,441	-0-	5,661	640,658

(1)	Mr. McLaughlin was named Senior Vice President and Chief Financial Officer on October 3, 2006. Previously, Mr. McLaughlin was Vice President and Controller.

(2)	Mr. Molinini deferred a portion of his salary earned in the 2007, 2008 and 2009 fiscal years under the Deferred Compensation Plan II, the information for which is included in the table under “Nonqualified Deferred Compensation for the 2009 Fiscal Year” that begins on page 36 of this proxy statement. Each of the named executive officers also contributed a portion of his salary to our 401(k) Plan.

(3)	As discussed on page 19 of this proxy statement under “Compensation Discussion and Analysis — Components of Executive Compensation for the 2009 Fiscal Year — Annual Cash Incentive Awards —

Individual Objectives under the Management Bonus Plans,” our Governance and Compensation Committee awarded Messrs. McCausland and Graff extraordinary awards for the 2007 fiscal year, and awarded Messrs. McCausland, Graff and Molinini extraordinary awards for the 2008 fiscal year, and awarded Mr. McCausland an extraordinary award for the 2009 fiscal year, in recognition of Airgas’ strategic accomplishments in addition to its financial performance. Except for these awards, the Governance and Compensation Committee did not award any other discretionary compensation for the 2007, 2008 or 2009 fiscal years to any of our named executive officers.

(4)	The amounts shown reflect the dollar expense recognized for financial reporting purposes with respect to the 2007, 2008 and 2009 fiscal years for stock options granted to the named executive officers, in the 2007, 2008 and 2009 fiscal years and in prior fiscal years (to the extent such awards remain unvested in whole or in part at the beginning of the 2007, 2008 and 2009 fiscal years), in accordance with SFAS 123R and do not correspond to the actual value that may be realized by the named executive officers. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For information on the valuation assumptions made in the calculation of these amounts, refer to Note 15 to Airgas’ consolidated financial statements for the fiscal year ended March 31, 2009, included in our Annual Report on Form 10-K filed with the SEC on June 1, 2009. For information on the valuation assumptions with respect to grants made prior to the 2009 fiscal year, refer to the note on “Stock-Based Compensation” to the Airgas consolidated financial statements in our Annual Report on Form 10-K for the respective fiscal year-end. See the table under “Grants of Plan-Based Awards in the 2009 Fiscal Year” for information on the options granted in the 2009 fiscal year to the named executive officers.

(5)	The amounts shown reflect cash incentive awards earned by our named executive officers under the stockholder-approved Executive Bonus Plan for performance in fiscal years 2009, 2008 and 2007, based on performance criteria established at the beginning of the 2009, 2008 and 2007 fiscal years by the Governance and Compensation Committee. For officers with corporate-wide responsibilities, including Messrs. McCausland, Graff, McLaughlin and Molinini, the Committee established two formulaic performance criteria for the fiscal year — earnings before interest, taxes, depreciation and amortization (EBITDA), and return on capital (ROC). In addition, a portion of each of their awards is based on achievement of individual performance goals set at the beginning of each fiscal year, which does not rely on formulas for determining the attainment levels. The individual performance goals are related to significant projects or strategic milestones and achievement is assessed following the end of the fiscal year. For officers with division responsibility, including Mr. Powers, the Committee established four formulaic performance criteria for the fiscal year — Corporate EBITDA, Division EBITDA, Division ROC, and sales, volume shipped, or profit for specific product lines or market segments.

(6)	Airgas offers its executive officers the Deferred Compensation Plan II. Until May 31, 2004, Airgas offered its executive officers the Deferred Compensation Plan I. Under each plan, earnings are calculated in the same manner and at the same rate as earnings on externally-managed, publicly-available mutual funds or on an externally-managed fund tracking Airgas’ common stock. We believe earnings in the deferred compensation plans are not considered above-market or preferential earnings for the purposes of this Summary Compensation Table. Airgas does not offer its executive officers a defined benefit pension plan. See the table under “Nonqualified Deferred Compensation for the 2009 Fiscal Year” that begins on page 36 of this proxy statement for additional information.

(7)	The amounts shown consist of the following items detailed in the table under “All Other Compensation for the 2009 Fiscal Year”:
•	contributions by the company to the named executive officer’s 401(k) plan account;

•	automobile allowances;

•	reimbursement for airline club memberships; and

•	make-whole payments.

All Other Compensation for the 2009 Fiscal Year
     The table below presents an itemized account of “All Other Compensation” provided to our named executive officers during the 2009 fiscal year, regardless of the amount and any minimum thresholds provided under SEC rules and regulations. Consistent with our philosophy of “pay for performance,” perquisites and other compensation are limited in scope and amount.

	Matching	Auto		Airline Club		Make-Whole
	Contributions	Allowance		Memberships		Payment		Total All Other
Name	to 401(k) ($)	($)		($)		($)		Compensation ($)

Peter McCausland (1)	3,438	7,200		900		-0	-	11,538

Leslie J. Graff	4,607	-0	-	-0	-	1,600	(2)	6,207

Robert M. McLaughlin	4,646	-0	-	-0	-	-0	-	4,646

Michael L. Molinini	4,985	-0	-	300		-0	-	5,285

B. Shaun Powers	4,646	-0	-	300		-0	-	4,946

(1)	Mr. McCausland reimbursed Airgas $160,857 for all direct costs associated with his personal use of the corporate aircraft. The amount reimbursed reflects the aggregate incremental cost to Airgas as recognized under SEC Regulation S-K. In determining the incremental costs for personal use, we considered fuel, supplies, contracted pilot fees, hangar and landing fees, excise tax, and travel expenses for the flight crew.

(2)	In August 2007, in order to avoid any potential adverse tax consequences to Mr. Graff under Internal Revenue Code Section 409A, options granted to him in 2001, 2002 and 2005 were repriced so that the exercise price was fixed at an amount equal to the closing stock price on the dates that the grant letters were originally issued. In total, 15,493 shares were reissued to Mr. Graff with an average exercise price increase of 54 cents. To compensate Mr. Graff for the loss in value of the options, the company agreed to make cash payments to him on each date that the amended options vest in an amount equal to the number of shares vesting on such date multiplied by the difference between the original exercise price and the amended exercise price. A payment of $1,600 was paid to Mr. Graff in May 2008 to compensate him for the shares which vested that month. All three repriced stock options were originally granted prior to when Mr. Graff became an executive officer.

Grants of Plan-Based Awards in the 2009 Fiscal Year
     The following table sets forth information about equity awards and potential future non-equity incentive payouts provided to our named executive officers during the 2009 fiscal year under the 2006 Equity Plan and the Management Bonus Plans.

		Estimated Future Payouts
			Under
		Non-Equity Incentive Plan			All Other Option	Exercise or	Grant Date
		Awards (1)			Awards: Number of	Base Price of	Fair Value of
	Grant	Threshold	Target	Maximum	Securities	Option Awards	Option
Name	Date	($)	($)	($)	Underlying Options	($/share) (2)	Awards($)

Peter McCausland		292,875	825,000	1,093,125	—	—	—
	5/20/2008	—	—	—	125,000	60.84	2,313,963

Leslie J. Graff		47,260	133,127	176,393	—	—	—
	5/20/2008	—	—	—	14,700	60.84	272,122

Robert M. McLaughlin		57,318	161,460	213,935	—	—	—
	5/20/2008	—	—	—	25,000	60.84	462,793

Michael L. Molinini		102,240	288,000	381,600	—	—	—
	5/20/2008	—	—	—	30,000	60.84	555,351

B. Shaun Powers		44,660	148,866	212,878	—	—	—
	5/20/2008	—	—	—	15,800	60.84	292,485

(1)	These columns show the potential value of the payouts for each named executive officer under the Executive Bonus Plan for the 2009 fiscal year if the threshold, target or maximum goals are satisfied for all performance goals. The potential payouts are performance-driven and therefore completely at risk. The performance criteria, performance goals and salary and incentive award percentages for determining the payouts are described under “Compensation Discussion and Analysis — Components of Executive Compensation for the 2009 Fiscal Year — Annual Cash Incentive Awards” beginning on page 19 of this proxy statement. For the 2009 fiscal year, the Committee awarded each named executive officer an aggregate cash incentive compensation award below the executive’s aggregate target amount.

(2)	The Governance and Compensation Committee met and approved the grants of stock options under our 2006 Equity Plan to our named executive officers on May 20, 2008. Each of the grants has an exercise price equal to the closing price of our common stock on such date. All of the stock options detailed in the table have a term of eight years.

Outstanding Equity Awards at 2009 Fiscal Year-End

	Number of Securities Underlying		Option	Option
	Unexercised Options		Exercise	Expiration
Name	Exercisable (#)	Unexercisable (#)	Price ($)	Date (1)

Peter McCausland	150,000	—	5.50	05/16/2010
	150,000	—	8.99	05/08/2011
	125,000	—	16.52	05/06/2012
	115,000	—	19.22	05/12/2013
	115,000	—	21.15	05/25/2014
	82,500	27,500	24.09	05/24/2015
	50,000	50,000	36.17	05/23/2014
	31,250	93,750	43.62	05/08/2015
	—	125,000	60.84	05/20/2016

Leslie J. Graff	6,250	—	11.50	05/18/2009
	2,000	—	6.94	02/11/2010
	5,227	—	8.99	05/08/2011
	1,743	—	9.79	05/08/2011
	5,500	—	19.30	03/11/2012
	3,750	—	16.52	05/06/2012
	3,750	—	16.69	05/06/2012
	6,900	—	19.22	05/12/2013
	10,000	—	21.15	05/25/2014
	5,000	—	21.51	08/04/2014
	7,500	2,500	24.73	05/24/2015
	7,000	7,000	36.17	05/23/2014
	7,250	21,750	43.62	05/08/2015
	—	14,700	60.84	05/20/2016

Robert M. McLaughlin	3,000	—	10.49	06/25/2011
	11,200	—	16.52	05/06/2012
	10,300	—	19.22	05/12/2013
	10,000	—	21.15	05/25/2014
	7,050	2,350	24.09	05/24/2015
	5,000	5,000	36.17	05/23/2014
	6,650	19,950	43.62	05/08/2015
	—	25,000	60.84	05/20/2016

Michael L. Molinini	7,500	—	8.99	05/08/2011
	18,700	—	16.52	05/06/2012
	17,300	—	19.22	05/12/2013
	15,600	—	21.15	05/25/2014
	22,500	7,500	24.09	05/24/2015
	14,350	14,350	36.17	05/23/2014
	7,175	21,525	43.62	05/08/2015
	—	30,000	60.84	05/20/2016

B. Shaun Powers	22,500	—	16.52	05/06/2012
	20,800	—	19.22	05/12/2013
	18,000	—	21.15	05/25/2014
	12,675	4,225	24.09	05/24/2015
	7,900	7,900	36.17	05/23/2014
	3,950	11,850	43.62	05/08/2015
	—	15,800	60.84	05/20/2016

(1)	The stock options listed above vest in 25% increments per year over four years. Except for the stock options granted to the named executive officers during the 2007, 2008 and 2009 fiscal years, which have eight-year terms, all stock options granted to the named executive officers as set forth above have 10-year terms, subject to earlier termination or expiration in the event of termination of service or as otherwise set forth in the Airgas 1984 Stock Option Plan or the 1997 Plan.
Option Exercises During the 2009 Fiscal Year

	Option Awards
	Number of Shares		Value Realized
Name	Acquired on Exercise		on Exercise ($)

Peter McCausland (1)	130,000		2,843,100
Leslie J. Graff (2)	5,000		143,100
Michael L. Molinini	-0	-	-0	-
Robert M. McLaughlin	-0	-	-0	-
B. Shaun Powers (3)	15,000		419,250

(1)	Mr. McCausland exercised 130,000 stock options on December 11, 2008, at an exercise price of $11.50 and a market price of $33.37.

(2)	Mr. Graff exercised 5,000 stock options on February 4, 2009, at an exercise price of $8.50 and a market price of $37.12.

(3)	Mr. Powers exercised 15,000 stock options on February 20, 2009, at an exercise price of $7.05 and a market price of $35.00.

Equity Compensation Plan Information
     The following table sets forth information about the shares of our common stock that may be issued upon the exercise of options, warrants and rights under our equity compensation plans which were approved by our stockholders.

			(c)
	(a)	(b)	Number of securities remaining
	Number of securities to	Weighted-average	available for future issuance
	be issued upon exercise	exercise price of	under equity compensation plans
	of outstanding options,	outstanding options,	(excluding securities reflected in
Plan Category	warrants and rights	warrants and rights	column (a))

Equity compensation plans approved by security holders

2006 Equity Plan (1)	6,640,369	$30.71	2,367,551

ESPP (2)	132,752	$29.30	834,243

Equity compensation plans not approved by security holders	—	—	—

Total	6,773,121	$30.68	3,201,794

(1)	At our August 2006 Annual Meeting of Stockholders, our stockholders approved the 2006 Equity Plan. The 2006 Equity Plan replaced both the 1997 Plan, and the 1997 Directors’ Stock Option Plan, referred to as the Directors’ Plan. Shares subject to outstanding stock options that terminate, expire or are canceled without having been exercised and shares available for issuance under the 1997 Plan and the Directors’ Plan were carried forward to the 2006 Equity Plan. Future grants of stock options to employees and directors will be issued from the 2006 Equity Plan to the extent there are options available for grant. As of March 31, 2009, only stock option awards have been granted under the 2006 Equity Plan and predecessor stock option plans.

(2)	The Employee Stock Purchase Plan was approved by our stockholders on August 9, 2006. The Employee Stock Purchase Plan encourages and assists employees in acquiring an equity interest in Airgas by allowing eligible employees to purchase common stock at a discount.

Nonqualified Deferred Compensation for the 2009 Fiscal Year
     The Deferred Compensation Plan I is a nonqualified, unfunded plan. In May 2004, our Board authorized the termination of the plan for new participants and the discontinuance of further deferrals by existing participants after May 31, 2004. The Deferred Compensation Plan I provided employees the opportunity to defer base salary and all or any portion of their annual bonus. Amounts deferred are unsecured, but earn a return equal to the performance of selected mutual funds. All named executive officers were eligible, but only Mr. Molinini held balances in the Deferred Compensation Plan I during the 2009 fiscal year.
     The Deferred Compensation Plan II is a nonqualified, unfunded plan available for contribution since July 1, 2006. The Deferred Compensation Plan II provides employees the opportunity to defer base salary and all or any portion of their annual bonus. Amounts deferred are unsecured, but earn a return equal to the performance of selected mutual funds and a choice to track Airgas common stock. There are no Airgas contributions to the Deferred Compensation Plan II. The purpose of the salary and bonus deferral program is to provide “highly compensated” employees with a convenient and efficient opportunity to save for retirement or other future events, such as college expenses, while deferring applicable income taxes until withdrawal. All named executive officers were eligible, but only Mr. Molinini contributed to the Deferred Compensation Plan II during the 2009 fiscal year.

							Aggregate
	Executive		Registrant		Aggregate		Withdrawals/		Aggregate
	Contributions		Contributions		Earnings in FY		Distributions in		Balance
Name	in FY 2009 ($)(1)		in FY 2009 ($)		2009 ($)(2)		FY 2009 ($)		at 3/31/09 ($)

Peter McCausland	-0	-	-0	-	-0	-	-0	-	-0	-

Leslie J. Graff	-0	-	-0	-	-0	-	-0	-	-0	-

Robert M. McLaughlin	-0	-	-0	-	-0	-	-0	-	-0	-

Michael L. Molinini	187,698		-0	-	(10,342)		-0	-	433,708

B. Shaun Powers	-0	-	-0	-	-0	-	-0	-	-0	-

(1)	Reflects participation by Mr. Molinini in the Deferred Compensation Plan II during the 2009 fiscal year. Salary deferral became available to officers in the Deferred Compensation Plan II on July 1, 2006.

(2)	Reflects earnings (loss) on balances in the Deferred Compensation Plan I and the Deferred Compensation Plan II. Earnings are from tracking the results of mutual funds and a fund tracking Airgas common stock as selected by the named executive officer from the fund choices offered in each plan.
Potential Payments upon Termination
     Our named executive officers are eligible to receive benefits in the event their employment is terminated (1) by Airgas without cause, (2) upon their retirement, disability or death or (3) in certain circumstances following a change in control. The amount of benefits will vary based on the reason for the termination.
     The following sections present calculations as of March 31, 2009 of the estimated benefits our named executive officers would receive in these situations. Although the calculations are intended to provide reasonable estimates of the potential benefits, they are based on numerous assumptions and may not represent the actual amount a named executive officer would receive if an eligible termination event were to occur.

     In addition to the amounts disclosed in the following sections, each named executive officer would retain the amounts which he has earned or accrued over the course of his employment prior to the termination event, such as the named executive officer’s balances under our deferred compensation plans, accrued retirement benefits and previously vested stock options. For further information about previously earned and accrued amounts, see the tables entitled “Summary Compensation Table for the 2009 Fiscal Year,” “Outstanding Equity Awards at 2009 Fiscal Year-End,” “Option Exercises During the 2009 Fiscal Year” and “Non-Qualified Deferred Compensation for the 2009 Fiscal Year.”
Severance Benefits
     If the employment of a named executive officer, other than Mr. McCausland, is terminated due to (1) a lack of work, (2) a reorganization of our business, (3) the closing of all or a portion of the named executive officer’s principal workplace or (4) economic conditions, and not as a result of a “change of control,” the named executive officer may be entitled to receive benefits under our Severance Pay Plan. Messrs. Graff, McLaughlin, Molinini and Powers participate in our severance plan, which is generally available to other employees. Severance-related benefits under the plan are provided only if the participant executes a separation agreement prepared by Airgas, which includes a release of claims in consideration of the payments.
     Mr. McCausland’s severance benefits are contained in an executive severance agreement. In the event that Mr. McCausland’s employment is terminated for reasons other than “cause,” he would receive a lump-sum payment equal to two times his annual salary that was in effect at the end of his active employment, payments equal to the premium cost that Mr. McCausland would pay at COBRA rates for health and welfare benefits for 36 months following active employment and immediate vesting of all unvested stock options and restricted stock. We have never granted any restricted stock under the 2006 Equity Plan. All stock options held by him on his termination date would remain exercisable until the option’s expiration date. The agreement was amended in December 2008 to reflect certain changes to comply with Section 409A of the Internal Revenue Code, including providing that any amount payable will be delayed for a six-month period following Mr. McCausland’s termination of employment, and to clarify the provision regarding the acceleration of vesting and continued exercisability of his options to comply with Section 409A and to clarify certain other provisions.
     The following table presents the estimated separation benefits that would have been required to be paid to Mr. McCausland under the terms of his severance agreement if his employment had been terminated, other than for “cause,” as of March 31, 2009.

		Vesting of
		Unvested
Named Executive	Severance	Stock Options	Health & Welfare
Officer	Payments ($)	($)	Benefits ($)	Total ($)
Peter McCausland	1,650,000 (1)	267,300 (2)	16,666 (3)	1,933,966

(1)	Represents a lump-sum payment equal to two times Mr. McCausland’s annual salary.

(2)	The value of accelerated vesting of stock options is estimated using the in-the-money value as of March 31, 2009 based on a stock price of $33.81.

(3)	The estimated net cost to Airgas of the COBRA payments for Mr. McCausland’s health and welfare benefits continued for 36 months.

Retirement, Disability and Death
     Death or Retirement
     To be eligible for retirement, an executive officer must be at least age 65 or have combined age and Airgas service at least equal to 75 years. Messrs. McCausland and Molinini are the named executive officers who are eligible for retirement as of March 31, 2009. In the event of death or retirement, an executive or his beneficiary is entitled to vesting of an additional year of unvested stock options and continued eligibility to exercise the vested stock options under the same terms as an active employee (i.e., until the original expiration dates unless terminated earlier under the terms of the applicable equity plan). Additionally, the named executive officer or his or her beneficiary is entitled to the executive’s annual incentive cash bonus award, prorated based upon the number of days the executive was an active employee with Airgas during the fiscal year, on the next bonus payment date. In the event of a named executive officer’s death, his or her beneficiary also would receive payouts under Airgas-funded life insurance policies.
     The following table presents the estimated benefits payable, based on death or retirement on March 31, 2009.

Named	Bonus Payment	Vesting of Unvested
Executive Officer	($)(1)	Stock Options ($)(2)	Total
Peter McCausland	625,000	267,300	892,300

Leslie J. Graff	80,542	22,700	103,242

Robert M. McLaughlin	97,683	22,842	120,525

Michael L. Molinini	174,240	72,900	247,140

B. Shaun Powers	101,229	41,067	142,296

(1)	Represents the named executive officer’s full bonus for the 2009 fiscal year payable on June 15, 2009.

(2)	The value of vesting of stock options on the next anniversary is estimated using the in-the-money value as of March 31, 2009, based on a stock price of $33.81.

     Disability
     Upon an executive’s termination of employment due to disability, the named executive officer would receive the stock option benefits described above.
     The following table presents the estimated benefits payable upon death or disability as of March 31, 2009.

Vesting of
Named Executive Officer	Unvested Stock Options ($)(1)
Peter McCausland	267,300

Leslie J. Graff	22,700

Robert M. McLaughlin	22,842

Michael L. Molinini	72,900

B. Shaun Powers	41,067

(1)	The value of vesting of stock options on the next anniversary is estimated using the in-the-money value as of March 31, 2009 based on a stock price of $33.81.
Potential Change of Control Payments
     We have agreements with all the named executive officers, which take effect only if a “change of control” occurs. The agreements were amended in December 2008 to comply with Sections 409A and 162(m) of the Internal Revenue Code to allow us to continue to deduct bonuses paid to the executive officers and to comply with Section 409A by providing, in part, that any amount payable will be delayed for a six-month period following the executive’s termination of employment if the executive is deemed to be a “specified employee” under Section 409A. The severance and other benefits payable to the named executive officers under their agreements are due only if (1) there is a change of control and (2) we terminate their employment unrelated to cause, or if they terminate their employment for good reason within three years following a change of control, commonly referred to as a “Double Trigger.” Good reason includes a material diminution of position, a material decrease in base compensation or a material change in location.
     The change of control agreements entitle the executive officers to a lump-sum payment equal to two times their annual base salary prior to the executive’s separation from service or change of control plus two times their annual cash incentive bonus last paid to them prior to the change of control. Mr. McCausland also is entitled to a lump-sum payment equal to two times his annual base salary, as described above under “Severance Benefits.” The agreements also accelerate vesting of all outstanding unvested stock options and restricted stock grants and entitle the named executive officer to continuation of health and welfare benefits for up to 36 months. In the aggregate, the benefits under these agreements are capped at 2.99 times the average base compensation as defined in Section 280G of the Internal Revenue Code.
     A “change of control” is defined in the agreements to include a change in a majority of the Board, consummation of certain mergers and the sale of all or substantially all of Airgas’ assets. The “change of control” definition also includes events in which a party (other than Mr. McCausland) acquires 20% or more of the combined voting power of our then-outstanding securities, or in which Mr. McCausland, together with all affiliates and associates, acquires 30% or more of the combined voting power of our then-outstanding securities.

     The following table assumes that each named executive officer is terminated after a change of control for reasons other than cause, retirement, disability or death. These values are estimated as of March 31, 2009.

			Health &
Named Executive	Severance	Vesting of Unvested	Welfare
Officer	Payments ($)	Stock Options ($)(2)	Benefits ($)(3)	Total ($)
Peter McCausland	4,550,000 (1)	267,300	16,666	4,833,966

Leslie J. Graff	693,592	22,700	25,207	741,499

Robert M. McLaughlin	841,206	22,842	25,207	889,225

Michael L. Molinini	1,576,480	72,900	16,666	1,666,046

B. Shaun Powers	797,922	41,067	16,666	855,655

(1)	Mr. McCausland would have received the severance payment under his severance agreement (two times his annual base salary) in addition to the severance payment under his change of control agreement (two times his annual base salary plus two times his annual cash incentive bonus last paid to him prior to the change of control).

(2)	The value of accelerating vesting of stock options is estimated using the in-the-money value as of March 31, 2009, based on a stock price of $33.81.

(3)	The estimated net cost to Airgas of health and welfare benefits continued for 36 months.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Review and Approval of Related Person Transactions
     We review all relationships and transactions in which Airgas and our directors and executive officers or their immediate family members are participants to determine whether such persons have a direct or indirect material interest. Our legal staff is primarily responsible for the development and implementation of processes and controls to obtain information from the directors and executive officers with respect to related person transactions and for then determining, based on the facts and circumstances, whether Airgas or a related person has a direct or indirect material interest in the transaction. As required under SEC rules, transactions that are determined to be directly or indirectly material to Airgas or a related person are disclosed in our proxy statement. In addition, the Audit Committee reviews and approves or ratifies any related person transaction that is required to be disclosed. In the course of its review and approval or ratification of a disclosable related party transaction, the Committee considers:
•	the nature of the related person’s interest in the transaction;

•	the material terms of the transaction, including, without limitation, the amount and type of transaction;

•	the importance of the transaction to the related person;

•	the importance of the transaction to Airgas;

•	whether the transaction would impair the judgment of a director or executive officer to act in the best interest of Airgas; and

•	any other matters the Committee deems appropriate.
Transactions
     Since the beginning of the 2009 fiscal year, we have not engaged in any transaction or series of similar transactions, or any currently proposed transaction or series of similar transactions, to which Airgas or any of its subsidiaries was or is to be a participant (1) in which the amount involved exceeds $120,000 and (2) in which any of our directors, executive officers or persons known to us to be beneficial owners of more than 5% of our common stock, or members of the immediate families of those individuals, had or will have, a direct or indirect material interest.
     We do have business relationships with corporations or other organizations in which a director, nominee for director or executive officer of Airgas may also be a director, executive officer, investor or trustee, or have some other similar direct or indirect relationship with the other corporation or organization. For example, we provide goods and services to, and purchase goods and services from, companies such as Triumph Group, Inc. (of which Richard C. Ill, one of our directors, is President and Chief Executive Officer and a director), Tyco Electronics, Ltd. (of which Paula A. Sneed, one of our directors, is a director), Rayonier, Inc. (of which Lee M. Thomas, one of our directors, is Chairman, President and Chief Executive Officer) and American Water Works Company, Inc. (of which Ellen C. Wolf, one of our directors, is Senior Vice President and Chief Financial Officer). In all instances, including those described above, we enter into these arrangements in the ordinary course of business and each party provides to or receives from the other the relevant goods and services on a non-exclusive basis at arms-length negotiated rates. In addition, none of our directors was directly involved with the negotiation or consummation of any such arrangement. While any revenue, profits or other aspects of a business relationship with us may, of course, affect the individual’s overall compensation or value of his or her investments in the other corporation or organization, we do not believe that in any of these cases the relevant director receives or has received any compensation from the other corporation that is directly linked to an Airgas-related business arrangement. None of these arrangements is material to us or to the other corporation or organization involved, and we do not believe that any indirect interest that our directors may have with respect to such an arrangement is material.

SECURITY OWNERSHIP
     The following table sets forth certain information, according to information supplied to Airgas, regarding the number and percentage of shares of our common stock beneficially owned on March 31, 2009 (1) by each person who is the beneficial owner of more than 5% of our common stock, (2) by each director and nominee for director, (3) by each named executive officer and (4) by all of our directors, nominees for director and executive officers as a group. Unless otherwise indicated, the stockholders listed possess sole voting and investment power with respect to the shares listed.

	Amount and Nature of		Percentage of
Name of Beneficial Owner	Beneficial Ownership(1)		Shares Outstanding
Peter McCausland 1113 Brynlawn Road Villanova, PA	8,465,925	(2)(3)(4)(5)	10.3%

Bonnie F. McCausland 1113 Brynlawn Road Villanova, PA	7,472,636	(5)(6)	9.2%

W. Thacher Brown	186,815	(2)(7)	*

James W. Hovey	100,750	(2)	*

Richard C. Ill	41,500	(2)	*

Paula A. Sneed	78,669	(2)	*

David M. Stout	78,250	(2)	*

Lee M. Thomas	63,875	(2)	*

John C. van Roden, Jr.	23,540	(2)(8)	*

Ellen C. Wolf	4,773	(2)	*

Leslie J. Graff	105,861	(2)(4)	*

Michael L. Molinini	139,721	(2)	*

Robert M. McLaughlin	77,683	(2)	*

B. Shaun Powers	109,535	(2)	*

FMR LLC 82 Devonshire Street Boston, MA 02109	6,676,393	(9)	8.2%

Barclays Global Investors, NA. 400 Howard Street San Francisco, CA 94105	5,433,105	(10)	6.7%

All directors and executive officers as a group (20 persons)	10,175,653	(2)(3)(4)(5)(6)(7)(8)	12.2%

*	Less than 1% of our outstanding common stock.

(1)	Includes all options and other rights to acquire shares exercisable on or within 60 days of March 31, 2009.

(2)	Includes the following number of shares of our common stock which may be acquired by certain directors, executive officers and 5% stockholders through the exercise of options that were exercisable as of March 31, 2009 or became exercisable within 60 days of that date: Mr. McCausland, 933,750 shares; Mr. Brown, 59,500 shares; Mr. Hovey, 59,500 shares; Mr. Ill, 34,000 shares; Ms. Sneed, 59,500 shares; Mr. Stout, 72,000 shares; Mr. Thomas, 50,500 shares; Mr. van Roden, 18,540 shares; Ms. Wolf, 4,773 shares; Mr. Graff, 88,795 shares; Mr. Molinini, 132,475 shares; Mr. McLaughlin, 70,950 shares; Mr. Powers, 101,900 shares; and all directors and executive officers as a group, 2,277,608 shares.

(3)	Investment and/or voting power with respect to 6,902,574 of such shares are shared with, or under the control of, Mr. McCausland’s spouse, Bonnie McCausland, 90,562 shares are held by a charitable foundation of which Mr. McCausland is an officer and director and 478,000 shares are held by four separate grantor retained annuity trusts of which Mr. McCausland and Mrs. McCausland are co-trustees.

(4)	Includes the following shares of our common stock held under our 401(k) Plan as of March 31, 2009: Mr. McCausland, 45,339 shares; Mr. Graff, 4,156 shares; and all executive officers as a group, 62,053 shares.

(5)	1,600,000 of such shares are pledged as collateral for a $30,000,000 line of credit with a brokerage firm. Mr. and Mrs. McCausland anticipate that the line of credit will serve as an interim facility and will be replaced by permanent financing not requiring the pledge of any of their Airgas shares.

(6)	Investment and/or voting power with respect to 6,902,574 of such shares are shared with, or under the control of, Mrs. McCausland’s spouse, Peter McCausland, 90,562 shares are held by a charitable foundation of which Mrs. McCausland is an officer and director, 478,000 shares are held by four separate grantor retained annuity trusts of which Mr. McCausland and Mrs. McCausland are co-trustees and 1,500 shares are held in Mrs. McCausland’s individual IRA account.

(7)	Mr. Brown disclaimed beneficial ownership of 8,000 shares held by immediate family in a Form 4 filed on January 30, 2008.

(8)	Includes 3,000 shares owned by a general partnership of which Mr. van Roden is a 0.5% owner and a general partner.

(9)	FMR Corp. and several related entities filing for the purposes of such report (collectively, “FMR”), filed a Schedule 13G/A on March 10, 2009, upon which Airgas has relied in making this disclosure. FMR has sole voting power as to 1,363,155 shares and sole dispositive power as to 6,676,393 shares.

(10)	Barclays Global Investors, NA. and several related entities filing for the purposes of such report (collectively “Barclays”) filed a Schedule 13G on February 5, 2009, upon which Airgas has relied in making this disclosure. Barclays has sole voting power as to 4,189,638 shares and sole dispositive power as to 5,433,105 shares.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership of the securities with the SEC and the NYSE. Such persons are also required to furnish us with copies of all Section 16(a) forms they file. We are aware of one 10% stockholder who is also an officer and a director.
     Based solely on our review of the copies of such reports furnished to us, or written representations from certain reporting persons that no other reports were required, we believe that all of our officers and directors complied with all filing requirements applicable to them, with the exception of:
•	One non-employee director who failed to timely file Forms 4 solely in connection with quarterly deferrals of Board fees into an account that tracks the price of our common stock under the Deferred Compensation Plan II;

•	One executive officer who failed to file one Form 4 on a timely basis in connection with the sale of 3,000 shares of our common stock due to an administrative error; and

•	One executive officer who failed to file one Form 4 on a timely basis in connection with the exercise of stock options due to a broker erroneously executing the transaction without the executive officer’s final approval.
     In each case mentioned above, the reporting person filed the appropriate form with the SEC as soon as practicable after discovering the error.

REPORT OF THE AUDIT COMMITTEE
     The Audit Committee reviewed and discussed our audited consolidated financial statements for the fiscal year ended March 31, 2009 with our management and with the independent registered public accounting firm. The Audit Committee reviewed with the independent registered public accounting firm its judgment as to the quality of our application of U.S. generally accepted accounting principles and other such matters as required by Statement on Auditing Standards No. 61, “Communications with Audit Committees,” as amended.
     The Audit Committee discussed with both our internal auditors and independent registered public accounting firm the overall scope and plans for their respective audits. The Audit Committee periodically met with the internal auditors and the independent registered public accounting firm, with and without management present, to discuss the results of their examinations, evaluations of our internal control over financial reporting and the overall quality of our financial reporting.
     The Audit Committee has discussed with and received written disclosure and a letter from the independent registered public accounting firm as required by the Independence Standards Board’s Standard No. 1, “Independence Discussions with Audit Committees,” as amended, as to their independence from Airgas and its management.
     Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended March 31, 2009 for filing with the Securities and Exchange Commission. The Audit Committee also appointed, and the Board of Directors is proposing that the stockholders ratify the appointment of, KPMG LLP as our independent registered public accounting firm for the 2010 fiscal year.
Audit Committee
John C. van Roden, Jr., Chair
Paula A. Sneed
Ellen C. Wolf

PROPOSAL TO RATIFY INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
(Proposal 2)
     The Audit Committee of the Board of Directors has appointed the firm of KPMG LLP as our independent registered public accounting firm to audit our consolidated financial statements for the fiscal year ending March 31, 2010. The Board of Directors has proposed that the stockholders ratify the appointment of KPMG LLP. This firm audited our consolidated financial statements for the fiscal year ended March 31, 2009. Representatives of KPMG LLP are expected to attend the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.
Audit and Non-Audit Fees
     The following table shows the fees that we paid to our independent registered public accounting firm for services provided to us during the 2009 and 2008 fiscal years:

	2009	2008
Audit Fees	$1,770,000	$1,665,000
Audit-Related Fees	$57,000	$55,000
Tax Fees	$89,410	$43,000
All Other Fees	$—	$—
     Audit Fees consist of fees billed for professional services rendered for the audit of our annual consolidated financial statements, the audit of the effectiveness of our internal control over financial reporting and reviews of the consolidated financial statements included in our quarterly report on Forms 10-Q. These fees for the 2009 and 2008 fiscal years also include work performed related to the registration of common stock for sale by stockholders, the review of various technical accounting matters, work performed related to accounting for acquisitions and the “comfort letter” provided in connection with our bond offering in June 2008.
     Audit-Related Fees consist of services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.” The fees disclosed under this category for the 2009 and 2008 fiscal years consist of fees for employee benefit plan audits.
     Tax Fees consist of professional services rendered by our independent registered public accounting firm for tax compliance, tax return review and tax advice.
     The Audit Committee considered whether the services provided above are compatible with maintaining our independent registered public accounting firm’s independence.
Pre-Approval of Audit and Non-Audit Services
     Under the Audit Committee’s audit and non-audit services pre-approval policy, as adopted by the Audit Committee in 2003, the Audit Committee must pre-approve all audit and non-audit services provided by the independent registered public accounting firm. The policy, as described below, sets forth the procedures and conditions for such pre-approval of services to be performed by the independent registered public accounting firm. The policy utilizes both a framework of general pre-approval for certain specified services and specific pre-approval for all other services.
     Prior to engagement of the independent registered public accounting firm for the next year’s audit, the Audit Committee is asked to pre-approve the engagement of the accounting firm, and the projected fees for audit services and audit-related services (assurance and related services that are reasonably related to the performance of the independent registered public accounting firm’s review of the consolidated financial statements). The fee amounts approved for the audit and audit-related services are updated to the extent necessary at the regularly scheduled meetings of the Audit Committee during the year.
     In addition, pursuant to its policy, the Audit Committee has pre-approved certain categories of non-audit services to be performed by the independent registered public accounting firm and an aggregate maximum amount of fees to be paid for such services. The Audit Committee receives updates from management and reviews these services at each of its quarterly meetings. Additional pre-approval is required for any of these services if the fees exceed the originally pre-approved aggregate amount annually. If we desire to engage the independent registered public accounting firm for other services that are not within the pre-approved categories, the Audit Committee must approve such specific engagement as well as the projected fees.
     In the 2009 fiscal year, there were no fees paid to KPMG LLP under a de minimis exception to the rules that waives pre-approval for certain non-audit services.
Board Recommendation
     The Board of Directors unanimously recommends that you vote FOR ratification of KPMG LLP as our independent registered public accounting firm.
PROPOSAL TO APPROVE THE AMENDED AND RESTATED
2006 EQUITY INCENTIVE PLAN
(Proposal 3)
     We will present a proposal at the Annual Meeting to approve an amendment to and a restatement of our 2006 Equity Plan. The full text of the plan, as proposed to be amended and restated, is attached as Appendix B. The following summary is subject to and qualified in its entirety by reference to Appendix B.
     The amended and restated 2006 Equity Plan provides for an increase in the aggregate number of shares of our common stock reserved for issuance from 3,200,000 shares to 5,800,000 shares, and for the modifications discussed below. On August 9, 2006, the date our stockholders approved the 2006 Equity Plan, the number of shares reserved for issuance under the plan, in addition to the 3,200,000 shares, included 1,349,462 shares that remained available for issuance under the 1997 Plan and the Directors’ Plan, each of which was terminated on that date. In addition, under the terms of the 2006 Equity Plan, shares subject to outstanding stock options under the 1997 Plan and the Directors’ Plan that terminate, expire or are canceled without having been exercised become available for grant under the 2006 Equity Plan. As of July 6, 2009, options to acquire 3,438,586 shares were outstanding under the 2006 Equity Plan.
     The amendment will modify the 2006 Equity Plan as follows:
•	Section 5.1 will be modified to change the maximum number of shares available for issuance under the 2006 Equity Plan from 3,200,000 to 5,800,000;

•	Section 5.2 will be modified to add a provision that limits to 1,000,000 the total number of shares of our common stock under the plan that may be subject to restricted share and restricted share unit awards; and

•	Section 6.7.2(e)(ii) will be modified to change the date upon which options that would become exercisable on the next anniversary date after retirement vest from the next anniversary date to the date of retirement.
     On May 19, 2009, our Board of Directors adopted the amendment to and restatement of our 2006 Equity Plan, subject to stockholder approval. Our Board of Directors believes that an equity-based compensation program, under which we may grant equity-based awards to our directors, executives and a broad-based category of employees, is an integral component of our compensation program, and allows us to provide incentives to employees to enhance performance and to motivate them to remain with Airgas, to provide incentives to any employee who has made or may make a significant contribution to Airgas and to strengthen the identity of interests between employees and Airgas. In particular, our equity-based compensation program can be critical in retaining employees upon the consummation of acquisitions, in attracting committed directors and in recruiting employees and executives from companies with higher salary structures. Our Board believes that the 2006 Equity Plan is appropriate for a company of our size in the chemicals and distribution industries, and that it is in the best interests of Airgas and our stockholders. Accordingly, our Board of Directors believes that the approval of the amended and restated 2006 Equity Plan is necessary to meet these objectives.
Vote Required for Approval
     To be adopted, the amendment to and restatement of the 2006 Equity Plan must be approved by a majority of the outstanding shares of common stock present or represented and entitled to vote at the meeting and, under the rules of the NYSE, by a majority of votes cast on the Proposal, provided that the total votes cast represent greater than 50% of the shares entitled to vote on the Proposal. Under the rules of the NYSE, brokers will not be permitted to vote in favor of this matter unless the beneficial owner has provided specific voting instructions. Therefore, it is important that all stockholders consider and vote on this matter.
     The Board of Directors unanimously recommends that you vote FOR the adoption of the Amended and Restated 2006 Equity Plan.
Description of the 2006 Equity Plan
     The 2006 Equity Plan, as proposed to be amended and restated, authorizes the granting of incentive stock options, non-qualified stock options, stock appreciation rights, restricted shares and restricted share units. A total of 5,800,000 shares of common stock (subject to adjustment as discussed below) have been reserved for issuance under the 2006 Equity Plan, in addition to shares that were available for issuance under the 1997 Plan and the Directors’ Plan on August 9, 2006 that were carried forward to the 2006 Equity Plan. Subject to the limitations described below, any of those shares may be subject to incentive stock options, non-qualified stock options, stock appreciation rights, restricted shares, restricted shares units or any combination of any of them. On July 6, 2009, the last sale price of our common stock on the NYSE was $39.18 per share.
     Eligibility
     Our employees, officers, non-employee directors and consultants are eligible to be selected by a committee of non-employee, independent members of our Board of Directors that administers the 2006 Equity Plan. As of March 31, 2009, there were approximately 2,400 employees and eight non-employee directors who would be eligible to participate in the 2006 Equity Plan. In any given year, no person may be granted stock options or stock appreciation rights with respect to more than 1,000,000 shares of our common stock and restricted shares and restricted share units with respect to more than 500,000 shares of common stock under the 2006 Equity Plan. In addition, no non-employee director may receive awards under the 2006 Equity Plan in any given year with respect to more than 100,000 shares of our common stock.
     The number of shares that will be considered issued under the 2006 Equity Plan will equal the number of shares issued upon the full or partial exercise or settlement of an award and will not include the number of shares returned or delivered to us for any reason, including the full or partial cancellation, expiration, forfeiture, surrender or repurchase of an award.
     Administration
     The 2006 Equity Plan will be administered by our Governance and Compensation Committee. The Committee has the full power and authority to determine the eligible persons to be granted awards and the number of shares subject thereto, subject to certain limitations in the 2006 Equity Plan. In addition, the determinations and the interpretation and construction of any provision of the 2006 Equity Plan by the Committee is final and conclusive.
     Stock Options and Stock Appreciation Rights
     The Committee has complete discretion to determine:
•	which eligible individuals are to receive option grants or stock appreciation rights;

•	the time or times when option and stock appreciation rights grants are to be made;

•	subject to certain limitations contained in the 2006 Equity Plan, the number of shares subject to, and the vesting schedule for, each option grant and stock appreciation right;

•	the designation of each stock option as either an incentive or a non-qualified stock option;

•	the maximum term for which each option grant and stock appreciation right is to remain outstanding, which term may not exceed 10 years, and for an incentive stock option granted to a person who owns more than 10% of our voting power may not exceed five years; and

•	the exercise price for each option and stock appreciation right, which may not be less than 100% of the fair market value (as defined in the 2006 Equity Plan) of the stock on the date of grant, provided that if the recipient of an incentive stock option owns more than 10% of our voting power, the exercise price must be at least 110% of the fair market value on the date of grant.
     The Internal Revenue Code, or the Code, allows an optionee to receive incentive stock options only to the extent that the aggregate amount of incentive stock options exercisable for the first time by an optionee during any calendar year does not exceed $100,000. Any stock option that is granted to an optionee who fails to meet the criteria for an incentive stock option must be treated as a non-qualified stock option.
     The exercise price of an option may be paid in cash, by check, by the delivery of already-owned shares of common stock having a fair market value equal to the exercise price, by cashless exercise or arrangements substantially comparable to the foregoing as provided in the 2006 Equity Plan, or by such other forms of legal consideration as determined by the Committee, provided, however, that if the optionee acquired the stock to be tendered for payment directly or indirectly from us, he or she shall have owned such stock for six months prior to tendering such stock for the exercise of an option.
     No stock option granted under the 2006 Equity Plan is assignable or transferable, otherwise than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order. During his or her lifetime, an optionee may transfer non-qualified stock options to immediate family members or trusts for the benefit of such persons or a partnership in which such persons are the only partners, provided that the optionee does not receive consideration for the transfer.

     If the employment of a holder of stock appreciation rights or outstanding options under the 2006 Equity Plan is terminated for misconduct, all rights of such employee under the plan cease and the options or stock appreciation rights granted to such person become null and void for all purposes. The 2006 Equity Plan further provides that in most instances an option or stock appreciation right must be exercised by the holder within three months after the termination of such holder’s employment (for any reason other than termination for misconduct, mental or physical disability, death or, in the case of holders who are employees, retirement), if and to the extent such option or stock appreciation right was exercisable on the date of such termination. Generally, if a holder’s termination of employment is due to mental or physical disability, the holder will have the right to exercise the option or stock appreciation right (to the extent otherwise exercisable on the date of termination) for a period of 12 months from the date on which the holder suffers the mental or physical disability. If a holder dies while actively employed by us, the option or stock appreciation right may be exercised (to the extent otherwise exercisable on the date of death) until the expiration of the term of the option or stock appreciation right by the holder’s legal representative or persons to whom the option or stock appreciation right is transferred. In the event of a holder’s death or termination, other than for misconduct, the Committee may provide on a case-by-case basis, and in its sole discretion, that options or stock appreciation rights are immediately exercisable for the total remaining number of shares covered by the options or stock appreciation rights.
     Each stock appreciation right issued under the 2006 Equity Plan will entitle the holder to surrender the stock appreciation right for a distribution from us equal to the fair market value of a share of our common stock less the exercise price of the stock appreciation right. The distribution may be made in cash or in shares of our common stock, or in a combination of cash and shares, as determined by the Committee.
     Unless the Committee provides otherwise in an award agreement, options and stock appreciation rights granted to a non-employee director that were exercisable prior to termination of such non-employee director’s service on the Board of Directors will remain exercisable after termination, except with respect to termination of service as a result of misconduct by the non-employee director or the non-employee director’s death, and will otherwise be governed by the same terms and conditions as options and stock appreciation rights granted to employees.
     Restricted Shares and Restricted Share Units
     The Committee may grant restricted shares and restricted share units to eligible employees and directors under the 2006 Equity Plan. A restricted share is a share of our common stock that is subject to restrictions as determined by the Committee. A restricted share unit entitles the holder to a distribution from us equal to the fair market value of a share of our common stock subject to restrictions as determined by the Committee. The maximum number of shares that may be subject to restricted share and restricted share unit awards will be limited to 1,000,000, and no participant may receive restricted share and restricted share unit awards in any given year with respect to more than 500,000 shares of our common stock. The Committee also has complete discretion to determine:
•	which eligible individuals are to receive restricted shares and restricted share units;

•	the time or times when grants of restricted shares and restricted share units are to be made;

•	the consideration, if any, to be paid for the restricted shares and restricted share units;

•	subject to the above limitations, the number of shares of common stock subject to restricted share and restricted share unit awards; and

•	subject to certain limitations contained in the 2006 Equity Plan, the vesting and/or settlement of the restricted shares and restricted share units.
     The restrictions applicable to restricted shares and restricted share units may lapse in one or more installments over a period of service, may lapse upon the attainment by Airgas and/or the holder of certain performance milestones determined by the Committee or upon some combination of the holder’s serving for some period and the attainment of established performance goals. Restricted shares and restricted share units that (i) are based on the achievement of performance criteria and are intended to satisfy the conditions of Section 162(m) of the Code will not vest in less than one year and (ii) are based upon continued employment or the passage of time will not vest in less than three years, other than in connection with a change in control (as such term is defined in the 2006 Equity Plan) or as determined by the Committee in its sole discretion upon the participant’s death, permanent disability or retirement.
     Qualifying Performance Criteria
     The Committee may establish performance criteria and level of achievement versus such criteria that will determine the number of shares of common stock to be granted, retained, vested or issuable pursuant to an award. The criteria may be based on Qualifying Performance Criteria or other standards of financial performance and/or personal performance evaluations. Qualifying Performance Criteria means any one or more of the performance criteria listed below, either individually, alternatively or in combination, applied to either Airgas as a whole or to a business unit, affiliate or business segment, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis, or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Committee in the award agreement. The performance criteria may be (1) after tax cash flow, (2) earnings per share, (3) earnings before interest, taxes, depreciation and amortization, (4) free cash flow, (5) return on capital, (6) return on equity, (7) return on average capital employed, (8) sales, (9) operating expenses as a percentage of sales, (10) gross profit, (11) days’ purchases outstanding, (12) days’ sales outstanding, (13) operating income, (14) growth in stockholder value relative to a peer group index, (15) working capital, and (16) economic value added.
     Change in Control Transactions
     For purposes of the 2006 Equity Plan, a “change in control” (as defined in the 2006 Equity Plan and described below) will be deemed to occur in the event of:
•	the consummation of any consolidation, share exchange or merger of Airgas (a) in which our stockholders immediately prior to such transaction do not own at least a majority of the voting power of the surviving entity or of the ultimate parent of such entity, in substantially the same proportion as the voting power of such stockholders immediately prior to such transaction, (b) in which one of our stockholders who does not own a majority of our voting stock immediately prior to such transaction, owns a majority of our voting stock immediately after such transaction, (c) following which Airgas is not the surviving entity, or (d) following which Airgas is the surviving entity but the shares of our common stock are converted or exchanged into other property by virtue of the transaction;

•	any person or group (other than Peter McCausland, Airgas or any majority-owned subsidiary or any employee benefit plan) becomes the beneficial owner of securities representing more than 20% (or 30% in the case of Peter McCausland) of the total combined voting power of our then outstanding securities;

•	a change in the majority of the Board members during a two-year period without the approval of a majority of the Board members who have been Board members continuously since the beginning of such period;

•	stockholder approval of the liquidation or dissolution of Airgas; and

•	the sale of all or substantially all of our assets.

     Under the 2006 Equity Plan, unless otherwise provided in a written agreement between Airgas and the holder of an award, in the event of a change in control triggered by a consolidation, share exchange or merger (as described above), all outstanding awards under the 2006 Equity Plan may be assumed, continued or substituted for by any surviving or acquiring entity (or its parent company). If the surviving or acquiring entity (or its parent company) elects not to assume, continue or substitute for such awards, the vesting and exercisability provisions of such awards will be accelerated in full, and such awards will terminate if not exercised prior to the effective date of the change in control. In the event an award will terminate if not exercised, our Board or the Committee may provide, in its sole discretion, that the holder of such award may not exercise such award but will receive a payment equal to the excess of the value of the property the holder would have received upon exercise over any exercise price. In the event of a change in control triggered by the acquisition of Airgas securities, a change in the composition of the Board, certain asset sales or the liquidation of Airgas (as described above), the vesting and exercisability provisions of outstanding awards will be accelerated in full.
     Amendment and Termination of the 2006 Equity Plan
     Except as discussed below, the Board has complete and exclusive power and authority to amend or modify the 2006 Equity Plan in any, or all, respects. No amendment, however, may adversely affect the rights and obligations of awards outstanding under the plan at the time, without the consent of the award holder. In addition, the Board may not, to the extent required by applicable law or listing requirements, amend the 2006 Equity Plan without stockholder approval, to:
•	increase the maximum number of shares issuable under the plan, or the maximum amount of shares for which any one individual participating in the plan may be granted stock options, stock appreciation rights, restricted shares or restricted share units for any given year;

•	increase the number of persons or expand the class of persons eligible to receive awards; or

•	otherwise materially increase the benefits accruing to participants.
     The 2006 Equity Plan will terminate on the date that is 10 years after its effective date or earlier at such time that all shares available for issuance under the 2006 Equity Plan have been issued.
Federal Income Tax Consequences
     The following discussion summarizes the principal federal income tax consequences of the 2006 Equity Plan based on the Code and its regulations, and administrative and judicial interpretations. The summary does not address any foreign, state, or local income tax consequences of participation in the 2006 Equity Plan.
     Grants of Options
     Under current tax laws, the grant of a stock option will not be a taxable event to the recipient optionee and we will not be entitled to a deduction with respect to such grant.
     Exercise of Non-qualified Options and Subsequent Sale of Stock
     Upon the exercise of a non-qualified stock option, an optionee will recognize ordinary income at the time of exercise equal to the excess of the then fair market value of our common stock received over the exercise price. The taxable income recognized upon exercise of a non-qualified stock option will be treated as compensation income subject to withholding and we will be entitled to deduct as a compensation expense an amount equal to the ordinary income an optionee recognizes with respect to such exercise. When shares of our common stock received upon the exercise of a non-qualified stock option subsequently are sold or exchanged in a taxable transaction, the holder thereof generally will recognize capital gain (or loss) equal to the difference between the total amount realized and the fair market value of our common stock on the date of exercise; the character of such gain or loss as long-term or short-term capital gain or loss will depend upon the holding period of the shares following exercise.
     Exercise of Incentive Stock Options and Subsequent Sale of Stock
     The exercise of an incentive stock option will not be taxable to the optionee, and we will not be entitled to any deduction with respect to such exercise. However, to qualify for this favorable tax treatment of incentive stock options under the Code, the optionee may not dispose of the common stock acquired upon the exercise of an incentive stock option until after the later of two years following the date of grant or one year following the date of exercise. The surrender of shares of our common stock acquired upon the exercise of an incentive stock option in payment of the exercise price of an option before the expiration of the required holding period for incentive stock options under the Code will be a disqualifying disposition of the surrendered shares. Upon any subsequent sale of the shares of our common stock received upon exercise of an incentive stock option, the optionee generally will recognize long-term gain (or loss) equal to the difference between the total amount realized and the exercise price of the option.
     If an option that was intended to be an incentive stock option under the Code does not qualify for favorable incentive stock option treatment under the Code due to the failure to satisfy the holding period requirements, the optionee may recognize ordinary income in the year of the disqualifying disposition. Provided the amount realized in the disqualifying disposition exceeds the exercise price, the ordinary income an optionee shall recognize in the year of a disqualifying disposition shall be the lesser of (i) the excess of the amount realized over the exercise price or (ii) the excess of the fair market value of our common stock at the time of the exercise over the exercise price. In addition, the optionee shall recognize a capital gain on the disqualifying disposition in the amount, if any, by which the amount realized in the disqualifying disposition exceeds the fair market value of our common stock at the time of the exercise. Such capital gain shall be taxable as long-term or short-term capital gain, depending on the optionee’s holding period for such shares.
     Notwithstanding the favorable tax treatment of incentive stock options for regular tax purposes, as described above, for alternative minimum tax purposes, an incentive stock option is generally treated in the same manner as a non-qualified stock option. Accordingly, an optionee must generally include in alternative minimum taxable income for the year in which an incentive stock option is exercised an amount equal to the excess of the fair market value of our common stock received as of the date of exercise over the exercise price. If, however, an optionee disposes of our common stock acquired upon the exercise of an incentive stock option in the same calendar year as the exercise in a disqualifying disposition, in which a loss, if sustained, would otherwise be recognizable under the Code, only an amount equal to the optionee’s ordinary income for regular tax purposes with respect to such disqualifying disposition will be recognized for the optionee’s calculation of alternative minimum taxable income in such calendar year.
     Stock Appreciation Rights
     A recipient of a stock appreciation right will not recognize any income upon the grant thereof. Upon the exercise of a stock appreciation right, the recipient will recognize ordinary compensation income in the amount of the cash, fair market value of the shares of common stock, or both, as applicable, received upon such exercise, and we generally will be entitled to a corresponding federal income tax deduction. When the recipient sells shares acquired upon the exercise of a stock appreciation right, he or she will recognize a capital gain or loss. The amount of the capital gain or loss will be equal to the difference between the amount realized on the sale and the amount of ordinary income recognized at the time of exercise of the stock appreciation right.
     Restricted Shares
     A recipient of restricted shares normally will not recognize taxable income upon the grant of the shares, and we will not be entitled to a corresponding federal income tax deduction. When the shares either are transferable or are no longer subject to a substantial risk of forfeiture, the recipient will recognize ordinary compensation income, and we generally will be entitled to a corresponding federal income tax deduction. The amount of the ordinary compensation income will be equal to the difference between (i) the fair market value of the common stock as of the earlier of the lapse of restriction on transfer or risk of forfeiture and (ii) any amount paid by the recipient for the shares. Upon the recipient’s sale of shares of common stock that were issued as restricted shares, the recipient will recognize a capital gain or loss. The amount of the capital gain or loss will be equal to the difference between the amount realized upon the sale of the shares and the recipient’s adjusted tax basis in the shares of common stock. The recipient’s adjusted tax basis in the shares of common stock is equal to the amount, if any, paid by the recipient for the shares, plus the amount of ordinary income recognized by the recipient upon the lapse of the restrictions applicable to the shares. Short-term or long-term capital gain treatment will depend upon the length of time the recipient of the stock holds the shares following the earlier of the lapse of restriction on transfer or risk of forfeiture.
     A recipient may elect to recognize ordinary compensation income in the year the restricted shares are awarded to him or her, despite the restrictions on the shares, and, if such an election is made, we generally will be entitled to a corresponding federal income tax deduction at that time. The amount of ordinary compensation income recognized in connection with such an election will be equal to the difference between the fair market value of the common stock at the time of grant and any amount paid for the shares. If an election is made to accelerate recognition of compensation income, the holding period of the restricted shares for capital gains purposes will begin on the day immediately following the date on which we transferred the restricted shares to the recipient. If such an election is made, there generally are no federal income tax consequences to the restricted share recipient or to us upon the lapse of restrictions on the restricted shares.
     Restricted Share Units
     A recipient of a restricted share unit will not recognize any income upon the grant of a restricted share unit. When payment in respect of a restricted share unit is made, the recipient will recognize ordinary compensation income in the amount of both the cash and the fair market value of the shares of common stock received, and we generally will be entitled to a corresponding federal income tax deduction. When the recipient sells any shares acquired as payment in respect of restricted share units, he or she will recognize a capital gain or loss. The amount of the capital gain or loss will be equal to the difference between the amount realized on the sale and the amount of ordinary income recognized in connection with the initial receipt of the shares.
     Payment of Withholding Taxes
     Our obligation to deliver shares of common stock on account of exercise of any stock option or stock appreciation right or any restricted share or restricted share unit grant, and our obligation to pay any other amounts under the 2006 Equity Plan, is subject to the satisfaction of all applicable income and employment tax withholding requirements.

Plan Benefits
     Except as described below, no determination has been made as to the number of options or other awards that may be allocated to the individuals named in the Summary Compensation Table, nominees for election as directors, current executive officers as a group, current directors who are not executive officers as a group, or all employees (including all current officers who are not executive officers) as a group, as a result of the adoption of the amended and restated 2006 Equity Plan.
     The following table summarizes option grants made under the 2006 Equity Plan during fiscal year 2009 to:
•	the executive officers named in the Summary Compensation Table;

•	all current executive officers as a group;

•	all current directors (including nominees) who are not executive officers as a group;

•	all other employees as a group; and

•	each other person who received five percent (5%) of such options.

	Securities	Weighted average
	underlying	exercise price
Name and position of individual	options granted (#)	per share ($/sh)
Peter McCausland	125,000	$60.84
Chairman, President & Chief Executive Officer

Michael L. Molinini	30,000	$60.84
Executive Vice President & Chief Operating Officer

Robert M. McLaughlin	25,000	$60.84
Senior Vice President & Chief Financial Officer

Leslie J. Graff	14,700	$60.84
Senior Vice President-Corporate Development

B. Shaun Powers	15,800	$60.84
Division President-East

All current executive officers as a group	302,300	$60.84

All current directors (including nominees, who are not executive officers) as a group (8 directors)	50,273	$55.44

All other employees (including all current officers who are not executive officers) as a group (426) employees)	767,700	$59.49

STOCKHOLDER PROPOSALS FOR
NEXT ANNUAL MEETING
Stockholder Proposals for Inclusion in Next Year’s Proxy Statement
     Under the rules of the SEC, if a stockholder wants to submit a proposal for inclusion in the proxy statement and presentation at the 2010 Annual Meeting, the proposal must be received by us, attention: Robert H. Young, Jr., Secretary, at our principal offices, by March 15, 2010.
Other Stockholder Proposals for Presentation at Next Year’s Annual Meeting
     For any proposal, including a nomination for election to the Board of Directors, that is not submitted for inclusion in next year’s proxy statement, but is instead sought to be presented directly at the 2010 Annual Meeting, our bylaws require, and the SEC rules permit, that the proposal be received at our principal executive offices not earlier than April 20, 2010 and not later than May 20, 2010. However, if the date of the Annual Meeting is more than 30 days before or more than 60 days after August 18, 2010, the notice must be received not earlier than 120 days before the Annual Meeting and not later than the later of 90 days before the Annual Meeting or the 10th day following public announcement of the date of the meeting. Our bylaws also provide that the notice must contain certain information regarding the proposal and the nomination.

APPENDIX A
DIRECTOR INDEPENDENCE STANDARDS
     No director of Airgas, Inc. (the “Company”) will be considered “independent” unless the board of directors affirmatively determines that the director has no material relationship with the Company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company). When making “independence” determinations, the Board broadly considers all relevant facts and circumstances, as well as any other rules, interpretations and considerations of the New York Stock Exchange (“NYSE”), or any rule or regulation of any other regulatory body or self-regulatory body applicable to the Company. The Board has established the following standards, based upon those set forth in the NYSE Listing Standards, to assist it in determining director independence. These standards shall be interpreted in accordance with interpretations of the NYSE Listing Standards.
     A director will not be independent if:
•	the director is a current partner or employee of the Company’s independent auditor;

•	an immediate family member of the director is a current partner of the Company’s independent auditor; or

•	an immediate family member of the director is a current employee of the Company’s independent auditor and participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice.
     A director will not be independent if within the preceding three years:
•	the director was employed by the Company;

•	an immediate family member of the director was employed by the Company as an executive officer;

•	the director, or an immediate family member of the director, received more than $100,000 per year in direct compensation from the Company (other than director’s fees and pension or other forms of deferred compensation for prior service with the Company);

•	the director was (but is not currently) a partner with or employed by the Company’s independent auditor and worked on the Company’s audit within such three years;

•	an immediate family member of the director was (but is not currently) a partner with or employed by the Company’s independent auditor and worked on the Company’s audit within such three years; or

•	an executive officer of the Company was on the compensation committee of the board of directors of a company that employed either the director or an immediate family member of the director as an executive officer.
     None of the following relationships shall disqualify any director or nominee from being considered “independent” and such relationships shall be deemed to be immaterial relationships with the Company:
•	a director is a current employee, or a director’s immediate family member is a current executive officer, of another company that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the last three fiscal years, did not exceed the greater of (a) $1,000,000 or (b) 2% of such other company’s consolidated gross revenues;

A-1

•	a director or a director’s immediate family member is an executive officer of another company in which the Company owns a common stock interest, and the amount of the common stock interest is less than 5% of the total shareholders’ equity of the company for which the director serves as an executive officer; or

•	a director or a director’s immediate family member serves as an officer, director or trustee of a tax exempt organization, and the Company’s contributions to the organization in any single fiscal year are less than the greater of (a) $1,000,000 or (b) 2% of that organization’s gross revenues.

A-2

APPENDIX B
AIRGAS, INC.
AMENDED AND RESTATED 2006 EQUITY INCENTIVE PLAN
  Section 1. Purpose of the Plan; Effective Date.
     1.1 Purpose. This Amended and Restated 2006 Equity Incentive Plan amends and restates the Company’s 2006 Equity Incentive Plan (the 2006 Equity Incentive Plan, as amended and restated by this Amended and Restated 2006 Equity Incentive Plan, the “Plan”). ” The Plan is intended to promote the interests of Airgas, Inc., a Delaware corporation (the “Company”), by: (a) enabling the Company and its subsidiaries to recruit and retain highly qualified employees, directors and consultants; (b) providing those employees, directors and consultants with an incentive for increasing stockholders’ value; and (c) providing those employees, directors and consultants with an opportunity to share in the growth and value of the Company. If approved by the Company’s stockholders this Amended and Restated 2006 Equity Incentive Plan shall amend and restate the 2006 Equity Incentive Plan. The 2006 Equity Incentive Plan succeeded the Company’s 1997 Stock Option Plan (the “1997 Plan”) and the Company’s 1997 Directors’ Stock Option Plan (the “Directors’ Plan,” and together with the 1997 Plan, the “Prior Plans”). Following the Plan Effective Date, no additional stock awards shall be granted under the Prior Plans.
     1.2 Effective Date. The 2006 Equity Incentive Plan was approved by the Board on June 21, 2006 and became effective on August 31, 2006 (the “Plan Effective Date”). The amendments effected by this Amended and Restated 2006 Equity Incentive Plan were approved by the Board in June, 2009 and will become effective, subject to approval by the stockholders of the Company, on the date of such stockholder approval.
  Section 2. Definitions. For the purposes of the Plan, the following definitions shall be in effect.
     2.1 Affiliate: any person or entity that directly or indirectly is controlled by, controls or is under common control with another person or entity.
     2.2 Award: a grant of Options, SARs, Restricted Shares or Restricted Share Units pursuant to the provisions of the Plan.
     2.3 Award Document: with respect to any particular Award, the written document that sets forth the terms of that Award.
     2.4 Board: the Company’s Board of Directors.
     2.5 Change in Control: a change in ownership or control of the Company effected through any of the following transactions:
          2.5.1 the direct or indirect acquisition by (a) any “person” (as defined in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) (other than Peter McCausland and any or all of his Affiliates, the Company or any majority-owned subsidiary or any employee benefit plan sponsored by the Company or any trust or investment manager for the account of such a plan) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than 20% of the total combined voting power of the Company’s then outstanding securities or (b) Peter McCausland, together with all of his Affiliates (other than the Company or any majority-owned subsidiary or any employee benefit plan sponsored by the Company or any trust or investment manager for the account of such a plan), of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than 30% of the total combined voting power of the Company’s then outstanding securities;
          2.5.2 a change in the composition of the Board over a period of 24 months or less such that a majority of the Board members ceases, by reason of one or more actual or threatened contested elections for Board membership, to be comprised of individuals who either (a) have been Board members continuously since the beginning of such period, or (b) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (a) who were still in office at the time such election or nomination was approved by the Board;
          2.5.3 the consummation of any consolidation, share exchange or merger of the Company (a) in which the stockholders of the Company immediately prior to such transaction do not own at least a majority of the voting power of the entity which survives/results from that transaction or, if applicable, of the ultimate parent of such entity, in substantially the same proportion as the voting power of such stockholders immediately prior to such transaction, (b) in which a stockholder of the Company who does not own a majority of the voting stock of the Company immediately prior to such transaction, owns a majority of the Company’s voting stock immediately after such transaction, (c) following which the Company is not the surviving entity or (d) following which the Company is the surviving entity but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise;
          2.5.4 the approval of the stockholders of the Company of the liquidation or dissolution of the Company; or
          2.5.5 any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company, including stock held in Subsidiary corporations or interests held in Subsidiary ventures.
     2.6 Code: the Internal Revenue Code of 1986, as amended.
     2.7 Committee: the committee appointed by the Board to administer and interpret the Plan in accordance with Section 3.1.
     2.8 Common Stock: shares of the Company’s common stock.
     2.9 Employee: an individual who performs services while in the employ of the Company or any of its Subsidiaries, subject to the control and direction of the employer entity not only as to the work to be performed but also as to the manner and method of performance.
     2.10 Exchange Act: the Securities Exchange Act of 1934, as amended.
     2.11 Exercise Date: the date on which all conditions for exercise, including without limitation the giving of written notice to the Company and payment of the exercise price, have been satisfied.
     2.12 Fair Market Value: the Fair Market Value per share of Common Stock determined in accordance with the following provisions:

          2.12.1 NYSE. If, at the time of the grant of an Award or other event in question, the Common Stock is traded on the New York Stock Exchange (the “NYSE”), the Fair Market Value shall be at least 100% of the closing selling price per share of the Common Stock on the date the Award is granted (or other event in question occurs), as such price is reported on the NYSE or any successor system. If an Award is granted (or other event in question occurs) on a date for which there is no reported closing selling price for the Common Stock, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.
          2.12.2 Other National Securities Exchange or Market. If, at the time of the grant of an Award or other event in question, the Common Stock is listed or admitted to trading on any national securities exchange or over-the-counter market in lieu of the NYSE, then the Fair Market Value shall be at least 100% of the closing selling price or transaction price per share of the Common Stock on the date the Award is granted (or other event in question occurs), as such price is officially reported or quoted on the exchange or market determined by the Committee to be the primary market for the Common Stock. If an Award is granted (or other event in question occurs) on a date for which there is no reported sale of Common Stock on such exchange or market, then the Fair Market Value shall be the closing selling price or the last closing transaction price on the exchange or market on the last preceding date for which such quotation exists.
          2.12.3 Not Publicly Traded. If, at the time of the grant of an Award or other event in question, the Common Stock is neither listed nor admitted to trading on any national securities exchange or market, then the Fair Market Value of the Common Stock on such date shall be determined by the Committee in its sole and absolute discretion.
     2.13 Incentive Stock Option: an Option intended to be and designated as an “Incentive Stock Option” within the meaning of Section 422 of the Code.
     2.14 Misconduct: (a) the commission of any act of fraud, embezzlement or dishonesty by the Participant, (b) any unauthorized use or disclosure by such individual of confidential information or trade secrets of the Company or of any Subsidiary, (c) any failure to perform any specific lawful direction of the Company’s Board or officers of the Company, (d) any refusal or neglect to perform such individual’s duties in connection with his or her employment, (e) any conviction of, or entering of a plea of nolo contendere to, a crime that constitutes a felony, or (f) any other misconduct by such individual adversely affecting the business or affairs of the Company, each as determined by the Committee in its sole and absolute discretion; provided, however that if a Participant and the Company or any of its Subsidiaries have entered into an employment agreement, consulting agreement or other similar agreement that specifically defines “misconduct,” “cause” or another similar term, then with respect to that Participant, “Misconduct” shall have the meaning ascribed to such term in that agreement. The foregoing definition shall not be deemed to be inclusive of all the acts or omissions which the Company or any Subsidiary may consider as grounds for the dismissal or discharge of any Participant or other individual in the Service of the Company.
     2.15 Non-Employee Director: a member of the Board who is not an Employee.
     2.16 Non-Qualified Option: an Option that is not an Incentive Stock Option.
     2.17 Option: an option to purchase shares of Common Stock (including Restricted Shares, if the Committee so determines) granted pursuant to Section 6 of the Plan.
     2.18 Optionee: a person to whom an Option is granted under the Plan.

     2.19 Participant: a person who is issued an Award under the Plan.
     2.20 Permanent Disability: a permanent and total disability as defined in Section 22(e)(3) of the Code.
     2.21 Qualifying Performance Criteria: the performance criteria set forth in Section 10.3.2.
     2.22 Restricted Shares: shares that are granted under and subject to restrictions pursuant to Section 8 of the Plan.
     2.23 Restricted Share Unit: a right granted under and subject to restrictions pursuant to Section 9 of the Plan.
     2.24 Retirement: the termination of an Employee’s Service by such Employee (and not related to any Misconduct) where on the termination date, the Employee is at least age 65 or the sum of the Employee’s age and years of employment with the Company or a Subsidiary measured from the Employee’s date of hire is at least 75.
     2.25 SAR: a stock appreciation right granted under and described in Section 7 of the Plan.
     2.26 Service: the performance of services on a periodic basis for the Company (or any Subsidiary) in the capacity of an Employee, a Non-Employee Director or an independent consultant, except to the extent otherwise specifically provided in the applicable Award Document.
     2.27 Subsidiary: each corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, provided that each such corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.
     2.28 Ten Percent Stockholder: a stockholder owning 10% or more of the total combined voting power of all classes of stock of the Company or of its parent or subsidiary corporation, within the meaning of Section 422(b)(6) of the Code.
  Section 3. Administration of the Plan.
     3.1 The Committee. The Board shall appoint a Committee to administer and interpret the Plan. The Committee shall consist of two or more Board members, each of whom is “independent” as defined in the rules of the NYSE, is an “outside director” as defined under Code Section 162(m) and related Treasury Regulations and may be a “non-employee director” as defined under Rule 16b-3 of the Exchange Act; provided that the fact that a Committee member shall fail to meet any of such requirements shall not invalidate any Award granted by the Committee that is otherwise validly granted under the Plan. Members of the Committee shall serve for such period as the Board may decide. The Committee shall have full power and authority (subject to the express provisions of the Plan) to:
          3.1.1 determine from time to time (A) which of the persons eligible under the Plan shall be granted Awards; (B) when and how each Award shall be granted; (C) what type or combination of types of Award shall be granted; (D) the provisions of each Award granted (which need not be identical), including the time or times when a person shall be permitted to receive cash or Common Stock pursuant to an Award; and (E) the number of shares of Common Stock with respect to which an Award shall be granted to each such person.

          3.1.2 construe and interpret the Plan and Awards granted under it, and establish, amend and revoke rules and regulations for its administration.
          3.1.3 settle all controversies regarding the Plan and Awards granted under it.
          3.1.4 approve forms of Award Documents for use under the Plan and amend the terms of any one or more Awards or stock awards granted under the Prior Plans to provide terms more favorable than previously provided in the Award Document or award agreement, subject to any specified limits in the Plan that are not subject to the discretion of the Committee.
          3.1.5 exercise such powers and perform such acts as the Committee deems necessary or expedient to promote the best interests of the Company and that are not in conflict with the provisions of the Plan or Awards.
          3.1.6 adopt such procedures and sub-plans as are necessary or appropriate to permit participation in the Plan by Employees, Non-Employee Directors or Consultants who are foreign nationals or employed outside the United States.
     No member of the Board, or delegate thereof, will be liable for any good faith determination or act in connection with the Plan or any Award.
     3.2 Delegation of Authority. The Board or the Committee may appoint one or more officers of the Company, Board members, or a committee of officers and/or Board members to act individually or jointly, as set forth in the delegating resolution. To the extent permitted in accordance with Section 157 of the Delaware General Corporation Law and within the limits established by the Board or the Committee, as applicable, at the time of the delegation, each such person shall have the authority to grant Awards to Participants who are not subject, as a result of their relationship to the Company or ownership of the Company’s securities, to Section 16 of the Exchange Act or Section 162(m) of the Code, and solely with respect to any Awards so granted, references in the Plan to the Committee will be deemed to also refer to such persons to whom authority has been granted.
  Section 4. Eligibility.
     4.1 Eligible Persons. Subject to the terms of the Plan, the persons eligible to participate in the Plan shall be limited to the following:
          4.1.1 officers and other Employees of the Company (or any Subsidiary);
          4.1.2 Non-Employee Directors and the non-employee members of the board of directors of any Subsidiary; and
          4.1.3 consultants who provide Services to the Company (or any Subsidiary), provided that any such consultant must be eligible to be offered securities of the Company pursuant to Securities and Exchange Commission (“SEC”) Form S-8.
     4.2 International Participants. Notwithstanding any provision of the Plan to the contrary, in order to foster and promote achievement of the purposes of the Plan or to comply with provisions of law in other countries in which the Company or any of its Subsidiaries operates or has Employees, the Committee, in its sole discretion, shall have the power and authority to (i) determine which eligible Participants employed by the Company or any of its Subsidiaries outside the United States should participate in the Plan, (ii) modify the terms and conditions of any Awards made to such eligible Participants, and (iii) establish subplans, modified Option exercise procedures and other Award terms, conditions and procedures to the extent such actions may be necessary or advisable to comply with provisions of the laws and regulations of countries outside the United States in order to assure the lawfulness, validity and effectiveness of Awards granted under the Plan.
  Section 5. Stock Subject to the Plan.
     5.1 Number of Shares Available for Grant. The maximum number of shares of Common Stock that may be subject to Options, SARs, Restricted Shares and Restricted Share Units under the Plan shall not exceed the aggregate of (a) 5,800,000 shares, (b) the shares remaining for issuance under the Prior Plans as of the date of stockholder approval of the Plan, and (c) the shares subject to options outstanding as of the Plan Effective Date under the Company’s Prior Plans that terminate, expire or are canceled without having been exercised on or after the Plan Effective Date, subject to adjustment from time to time in accordance with the provisions of Section 5.4; provided, however, that the maximum number of shares of Common Stock that may be subject to Restricted Shares and Restricted Share Units under the Plan may not exceed the aggregate of 1,000,000 shares. All outstanding options granted under the Prior Plans shall remain subject to the terms of those plans. All Awards granted subsequent to the Plan Effective Date shall be subject to the terms of this Plan. In addition, Awards may be issued in connection with a merger or acquisition permitted by NYSE Company Manual Section 303A.08, and such issuance shall not reduce the number of shares available for issuance under the Plan.
     5.2 Annual Per-Participant Limit. The aggregate number of shares of Common Stock subject to Options or SARs granted under the Plan in any fiscal year of the Company to any one Participant in the Plan shall not exceed 1,000,000 shares. The aggregate number of shares of Common Stock subject to Restricted Share or Restricted Share Unit Awards granted under the Plan during any fiscal year of the Company to any one Participant shall not exceed 500,000. Notwithstanding the foregoing limitations, no Non-Employee Director may receive Awards in any given fiscal year of the Company with respect to more than 100,000 shares. Notwithstanding anything to the contrary in the Plan, the foregoing limitations shall be subject to adjustment under Section 5.4.
     5.3 Forfeited Awards and Other Shares Again Available for Grant. If and to the extent that an Option, SAR or Restricted Share Unit expires, terminates or is canceled, surrendered or forfeited for any reason without having been exercised or settled in full, the shares of Common Stock associated with that Option, SAR or Restricted Share Unit will again become available for grant under the Plan. Similarly, if and to the extent any Restricted Share is canceled, forfeited or repurchased for any reason, that share will again be available for grant under the Plan. The number of shares that will be considered issued under the Plan shall equal the number of shares issued upon exercise or settlement of an Award and shall not include the number of shares returned or delivered to the Company for any reason, including the cancellation, expiration, forfeiture, surrender or repurchase of an Award.
     5.4 Adjustments upon Changes in Common Stock; Change in Control.
          5.4.1 Adjustments. Should any change be made to the Common Stock issuable under the Plan by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Company’s receipt of consideration, then appropriate adjustments shall be made to (a) the maximum number and/or class of securities issuable under the Plan, (b) the maximum amount and/or class of securities for which any one individual participating in the Plan may be granted Options, separately exercisable SARs, Restricted Shares and Restricted Share Units for any given year under the Plan, (c) the number and/or class of securities and price per share in effect under each Option and SAR outstanding under the Plan (provided that this adjustment also may be made, in the discretion of the Committee, in the event of an extraordinary cash dividend in respect of the Common Stock), and (d) the number of Restricted Share Units outstanding under the Plan and/or the class of securities referenced for determining payment in respect thereof. Such adjustments to outstanding Awards are to be effected in a manner intended to avoid the enlargement or dilution of rights and benefits under such Awards. The adjustments determined by the Committee shall be final, binding and conclusive.
          5.4.2 Change in Control. The following provisions shall apply to Awards in the event of a Change in Control unless otherwise provided in the instrument evidencing the Award or any other written agreement between the Company and the holder of the Award or unless otherwise expressly provided by the Board or the Committee, as applicable, at the time of grant of an Award.
               (a) Merger or Similar Transaction — Awards May Be Assumed. Except as otherwise stated in the Award Document, in the event of a Change in Control as set forth in Section 2.5.3 of the Plan, any surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) may assume or continue any or all Awards outstanding under the Plan or may substitute comparable stock awards for Awards outstanding under the Plan (including but not limited to, awards to acquire the same consideration paid to the stockholders of the Company pursuant to the Change in Control), and any reacquisition or repurchase rights held by the Company in respect of Common Stock issued pursuant to Awards may be assigned by the Company to the successor or acquirer of the Company (or the successor’s parent company, if any), in connection with such Change in Control. A surviving corporation or acquiring corporation (or its parent) may choose to assume or continue only a portion of an Award or substitute a comparable stock award for only a portion of an Award. The terms of any assumption, continuation or substitution shall be set by the Committee in accordance with the provisions of Section 3.
               (b) Merger or Similar Transaction — Awards Held by Participants. Except as otherwise stated in the Award Document, in the event of a Change in Control as set forth in Section 2.5.3 of the Plan, in which the surviving corporation or acquiring corporation (or its parent company) does not assume or continue such outstanding Awards or substitute comparable stock awards for such outstanding Awards, then with respect to Awards held by Participants that have not been assumed, continued or substituted, the vesting of such Awards (and, if applicable, the time at which such Awards may be exercised) shall (contingent upon the effectiveness of the Change in Control) be accelerated in full to a date prior to the effective time of such Change in Control as the Committee shall determine (or, if the Committee shall not determine such a date, to the date that is five (5) days prior to the effective time of the Change in Control), and such Awards shall terminate if not exercised (if applicable) at or prior to the effective time of the Change in Control, and any reacquisition or repurchase rights held by the Company with respect to such Awards shall lapse (contingent upon the effectiveness of the Change in Control).
               (c) Merger or Similar Transaction — Payment for Awards in Lieu of Exercise. Notwithstanding the foregoing, in the event that pursuant to Section 5.4.2(b) an Award will terminate if not assumed, continued or substituted by the surviving or acquiring corporation or exercised prior to the effective time of a Change in Control in accordance with Section 2.5.3 of the Plan, the Board or the Committee may provide, in its sole discretion, that the holder of such Award may not exercise such Award but will receive a payment, in such form as may be determined by the Committee, equal in value to the excess, if any, of (A) the value of the property the holder of the Award would have received upon the exercise or payment of the Award, over (B) any exercise price payable by such holder in connection with such exercise.
               (d) Acquisition of Securities, Change in Board, Sale of Assets or Liquidation. Except as otherwise stated in the Award Document, in the event of a Change in Control as set forth in

Sections 2.5.1, 2.5.2, 2.5.4 or 2.5.5 of the Plan, then with respect to Awards held by Participants, the vesting of such Awards (and, if applicable, the time at which such Awards may be exercised) shall (contingent upon the effectiveness of the Change in Control) be accelerated in full to a date prior to the effective time of such Change in Control as the Committee shall determine (or, if the Committee shall not determine such a date, to the date that is five (5) days prior to the effective time of the Change in Control).
  Section 6. Stock Options; In General.
     6.1 Option Grant and Award Document. Subject to the terms of the Plan, the Committee and, subject further to the delegating resolution, the persons who are delegated authority under Section 3.2, are authorized to grant Incentive Stock Options and Non-Qualified Options (including Options to purchase Restricted Shares) to eligible individuals. Each granted Option shall be evidenced by an Award Document in the form that is approved by the Committee and that is not inconsistent with the terms and conditions of the Plan.
          6.1.1 No ISOs for Non-Employees. Individuals who are not Employees may only be granted Non-Qualified Options.
          6.1.2 $100,000 ISO Limit. The aggregate Fair Market Value (determined as of the respective date or dates of grant) of the Common Stock for which one or more Incentive Stock Options granted to any Employee under the Plan (or any other option plan of the Company or any parent or Subsidiary) may for the first time become exercisable during any one calendar year shall not exceed the sum of $100,000. To the extent the Employee holds two or more such Options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability of such options as Incentive Stock Options shall be applied on the basis of the order in which such Options are granted. Notwithstanding the foregoing, should the number of shares of Common Stock for which any Incentive Stock Option first becomes exercisable in any calendar year exceed the applicable $100,000 limitation, then that Option may nevertheless be exercised in that calendar year (or thereafter in accordance with its terms) for the excess number of shares as a Non-Qualified Option.
     6.2 Exercise Price. The exercise price per share of each Option granted under the Plan shall be fixed by the Committee, in accordance with the following provisions: The exercise price per share of Common Stock subject to an Option shall in no event be less than 100% of the Fair Market Value of such Common Stock on the grant date; provided that, if the individual to whom an Incentive Stock Option is granted is a Ten Percent Stockholder, then the exercise price per share shall not be less than 110% of the Fair Market Value per share of Common Stock on the grant date. Notwithstanding the foregoing, an Option may be granted with an exercise price lower than 100% of the Fair Market Value of the Common Stock if such Option is granted pursuant to an assumption or substitution of another option in a manner consistent with the provisions of Section 409A of the Code and, to the extent such Option is an Incentive Stock Option, the provisions of Section 424(a) of the Code.
     6.3 Exercisability and Term of Options. Each Option granted under the Plan shall be exercisable at such time or times and during such period as is determined by the Committee and set forth in the Award Document evidencing the grant. No such Option, however, shall have a maximum term in excess of ten years measured from the grant date (five years if the option is an Incentive Stock Option granted to a Ten Percent Stockholder).
     6.4 Exercise and Payment of the Exercise Price. An Option shall be deemed to be exercised when the person entitled to exercise the Option gives notice of exercise to the Company in accordance with the Option’s terms and the Company receives payment in full for the Shares as to which the Option is exercised in one or more of the forms specified below as permitted by the Committee or other provision for such payment is made in accordance with determinations made by the Committee:
          6.4.1 by cash or check made payable to the Company;
          6.4.2 in shares of Common Stock held by the Optionee, provided that, if such stock was acquired directly from the Company, it has been held for at least six months prior to such tender;
          6.4.3 pursuant to a broker assisted cashless exercise;
          6.4.4 by an arrangement substantially comparable to the preceding provisions; or
          6.4.5 by such other forms of legal consideration as determined by the Committee.
     6.5 Transfer of an Option.
          6.5.1 In General; No Transfers. During the lifetime of the Optionee, the Option, together with any related SAR, shall be exercisable only by the Optionee and shall not be assignable or transferable by the Optionee, except: (a) for a transfer of the Option by will or by the laws of descent and distribution following the Optionee’s death; or (b) with respect to Non-Qualified Options, transfers during the Optionee’s lifetime (i) pursuant to a domestic relations order (as defined under the Code or Treasury Regulations), (ii) to immediate family members, (iii) to a trust for the benefit of such person or persons, (iv) to a partnership in which such persons are the only partners and/or (v) to other persons or entities according to such terms as the Committee may determine, provided that, in any such instance set forth above, the transfer is not a “transfer for value,” as described in the instructions to SEC Form S-8. A transferee of an Option shall be required to furnish proof satisfactory to the Committee that the transfer meets one of the criteria set forth in the preceding sentence.
          6.5.2 Transferred Options Still Subject to the Plan. Any Option transferred in accordance with the provisions of Section 6.5.1 above shall continue to be subject to the same terms and conditions of the Plan as were applicable to the Option immediately before the transfer.
     6.6 No Stockholder Rights. An Optionee shall have no stockholder rights with respect to any shares covered by the Option until such individual shall have exercised the Option and paid the exercise price for the purchased shares.
     6.7 Exercise and Forfeiture Following Termination of Service.
          6.7.1 In General. Except as otherwise provided in Sections 6.7.2 or 6.7.3 below (as such Sections may be affected by the Committee pursuant to Section 6.7.5), upon a Participant’s death or termination of Service, all Options and SARs held by the Participant that are not exercisable immediately prior to the death or termination of Service shall terminate immediately.
          6.7.2 Exercise Period Following Termination. In the event of the death or termination of Service of a Participant who is not a Non-Employee Director, the following provisions shall govern the exercise period applicable to the portion of Options and SARs held by the Participant that is exercisable immediately prior to the Participant’s death or termination of Service:
               (a) Other than Death, Permanent Disability, Retirement or Misconduct. If the Participant terminates Service for any reason other than death, Permanent Disability, Misconduct or

Retirement while holding one or more exercisable Options or SARs, then each outstanding Option and SAR held by such Participant shall remain exercisable during the three-month period following the date of such termination of Service, or until the expiration of the Option, whichever period is shorter.
               (b) Disability. If the Participant terminates Service by reason of his or her Permanent Disability while holding one or more exercisable Options or SARs, then each outstanding Option and SAR held by the Participant shall remain exercisable during the 12-month period following the date of such termination of Service, or until the expiration of the Option, whichever period is shorter.
               (c) Death. If the Participant dies while holding one or more exercisable Options or SARs, then each such Option and SAR shall remain exercisable until the expiration of the Option. During such period, the Options and SARs may be exercised by the personal representative of the Participant’s estate or by the person or persons to whom the Options and SARs are transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution.
               (d) Misconduct. Upon termination of the Participant’s Service for Misconduct, all outstanding Options and SARs held by the Participant shall terminate immediately and cease to be outstanding.
               (e) Retirement. If the Participant terminates Service due to Retirement, then each portion of an outstanding Option or SAR Award held by such Participant (i) that is exercisable immediately prior to the date of such termination shall remain exercisable until the expiration of the Option or SAR and (ii) that is not 100% exercisable as of the date of such termination, but would become exercisable on the next anniversary of the date of grant of such Option or SAR, shall become exercisable as of the date of such termination and shall remain exercisable until the expiration of the Option or SAR.
               (f) Employment Agreements. Notwithstanding any other provision of this Section 6.7, with respect to the particular Participant, if there is any conflict between this Section 6.7 and any employment agreement or change of control agreement between the Participant and the Company, such agreement will control.
          6.7.3 Exercise Period Following Termination for Non-Employee Directors. In the event of the death or termination of Service of a Non-Employee Director, the following provisions shall govern the exercise period applicable to the portion of Options and SARs held by the Non-Employee Director that is exercisable immediately prior to the Non-Employee Director’s death or termination of Service:
               (a) Other than Death or Misconduct. Upon cessation of Service as a Non-Employee Director (for reasons other than death or Misconduct), only those Options and SARs exercisable at the date of cessation of service shall be exercisable by the Non-Employee Director. Such Options and SARs shall be exercisable as if such person had remained a Non-Employee Director until the expiration of the Option or SAR.
               (b) Death. Upon the death of a Non-Employee Director, Options and SARs shall be exercisable to the extent then exercisable, for a period of one year from the date of the termination of the Non-Employee Director’s Service due to death, or until the expiration of the Option or SAR, whichever period is shorter.

               (c) Misconduct. Upon termination of the Non-Employee Director’s Service for Misconduct, all outstanding Options and SARs held by the Non-Employee Director shall terminate immediately and cease to be outstanding.
          6.7.4 No Exercise After Expiration of Term. Notwithstanding the foregoing or any other provision of this Plan, under no circumstances shall any Option or SAR be exercisable after the specified expiration date of the Option or SAR.
          6.7.5 Committee Discretion. The Committee shall have complete discretion, exercisable either at the time the Option or SAR is granted or at any time while the Option or SAR remains outstanding:
               (a) to extend the period of time for which the Option or SAR is to remain exercisable following the Participant’s death or cessation of Service other than for Misconduct from the limited period in effect under Sections 6.7.2 or 6.7.3 to such greater period of time as the Committee shall deem appropriate; provided that in no event shall such Option or SAR be exercisable after the specified expiration date of the Option or SAR term and no such extension of such period of time may cause the Option or SAR to be subject to tax penalties under Section 409A of the Code; and/or
               (b) to permit one or more Options or SARs held by the Participant to be exercised, during the limited post-Service exercise period applicable under this Section 6.7, or the extended period under Section 6.7.5, not only with respect to the number of vested shares of Common Stock for which each such Option or SAR is exercisable at the time of the Participant’s cessation of Service but also with respect to any other shares subject to that Option or SAR.
  Section 7. Stock Appreciation Rights.
     7.1 In General. Subject to the terms of the Plan, the Committee and, subject further to the delegating resolution, the persons authorized under Section 3.2, are authorized to grant SARs to eligible Participants. Each granted SAR shall be evidenced by an Award Document in the form that is approved by the Committee and that is not inconsistent with the terms and conditions of the Plan. The grant of an SAR provides the holder the right to receive the appreciation in value of shares of Common Stock between the date of grant and the date of exercise. SARs may be granted alone (“Stand-Alone SARs”) or in conjunction with all or part of any Option (“Tandem SARs”). In the case of a Non-Qualified Option, a Tandem SAR may be granted either at or after the time of the grant of such Option. In the case of an Incentive Stock Option, a Tandem SAR may be granted only at the time of the grant of such Option.
     7.2 Exercise. An SAR may be exercised by a Participant by giving notice of intent to exercise to the Company to the extent that the SAR is then, by its terms, exercisable. Upon the exercise of a Stand-Alone SAR, a Participant will be entitled to receive, in either cash and/or shares of Common Stock, as specified in the Award Document or determined by the Committee, an amount equal to the excess, if any, of (a) the Fair Market Value, as of the date the SAR (or portion thereof) is exercised, of the shares covered by the SAR (or portion thereof) over (b) the Fair Market Value of the shares covered by the SAR (or a portion thereof) as of the date the SAR was granted.
     7.3 Other Terms.
          7.3.1 Term of SAR. Unless otherwise provided in the applicable Award Document at the time of grant, the term of an SAR will be ten years, and in any event shall not exceed ten years.

          7.3.2 Exercisability. SARs will vest and become exercisable at such time or times and subject to such terms and conditions as will be determined by the Committee at the time of grant.
          7.3.3 Termination of Service. Unless otherwise provided by the Committee at the time of grant, SARs will be subject to the terms of Section 6.7 with respect to exercise following termination of Service.
  Section 8. Restricted Shares.
     8.1 In General. Subject to the other terms of the Plan, the Committee and, subject further to the delegating resolution, the persons authorized under Section 3.2 may grant Restricted Shares to eligible individuals and may impose conditions, including continued employment or performance conditions, on such shares as it deems appropriate. Each issued Restricted Share shall be evidenced by an Award Document in the form that is approved by the Committee and that is not inconsistent with the terms and conditions of the Plan. The terms and conditions applicable to a Restricted Share issuance, including the vesting periods and conditions, the form of consideration payable, if any, and the Company’s right to repurchase unvested Restricted Shares upon a Participant’s termination of employment shall be determined by the Committee; provided, however, that (a) in no event shall the grant, issuance, retention, vesting and/or settlement of Restricted Shares that are based on the achievement of “Qualifying Performance Criteria,” as defined in Section 10.3.2, and intended to satisfy the requirements of Section 162(m) of the Code, be subject to a performance period of less than one year and (b) no condition that is based upon continued employment or the passage of time shall provide for vesting or settlement in full of an Award of Restricted Shares over a period of less than three years from the date the Award is made, other than as determined by the Committee in its sole discretion upon a Change in Control or upon the Participant’s death, Permanent Disability or Retirement.
     8.2 Stockholder Rights. Except as otherwise set forth in Section 8.2.2 below, elsewhere in the Plan or determined by the Committee in its sole discretion, the Participant shall have full stockholder rights with respect to any shares of Common Stock issued to him or her as Restricted Shares under the Plan, whether or not his or her interest in those shares is vested.
          8.2.1 Voting; Change in Shares. The Participant shall have the right to vote with respect to any shares of Common Stock issued to him or her as Restricted Shares under the Plan. Any new, additional or different shares of stock or other property (including money paid other than as a regular cash dividend) which the Participant may have the right to receive with respect to his or her unvested shares by reason of any stock split, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Company’s receipt of consideration or by reason of any Change in Control, shall be issued subject to (a) the same vesting requirements applicable to his or her unvested shares and (b) such escrow arrangements as the Committee shall deem appropriate.
          8.2.2 Cash and Stock Dividends. Cash dividends and stock dividends with respect to a Participant’s Restricted Shares shall be withheld by the Company for the Participant’s account, and interest may be credited on the amount of cash dividends withheld at a rate and subject to such terms as determined by the Committee. The dividends so withheld and attributable to any particular Restricted Share (and interest thereon, if applicable) shall be distributed to the Participant in cash or, at the discretion of the Committee, in shares of Common Stock having a fair market value equal to the amount of such dividends and interest, if applicable, upon the release of restrictions on such Restricted Share and, if such Restricted Share is forfeited, the Participant shall have no right to such cash dividends, stock dividends or interest.

     8.3 Unvested Shares May be Escrowed. Unvested Restricted Shares, including any unvested Restricted Shares purchased pursuant to the exercise of an Option, may, in the Committee’s discretion, be held in escrow by the Company until the Participant’s interest in such Restricted Shares vests or may be issued directly to the Participant with restrictive legends on the certificates evidencing such unvested shares.
     8.4 Transferability of Shares. The Participant shall have no right to transfer any unvested shares of Common Stock issued to him or her under this Section 8. For purposes of this restriction, the term “transfer” shall include (without limitation) any sale, pledge, assignment, encumbrance, gift or other disposition of such shares, whether voluntary or involuntary. However, the Participant shall have the right to make a gift of unvested shares issued to him or her under this Section 8 to his or her spouse or issue, including adopted children, or to a trust established for such spouse or issue, provided the transferee of such shares delivers to the Company a written agreement to be bound by all the provisions of the Plan, including without limitation this Section 8, and the Award Document applicable to the gifted shares.
  Section 9. Restricted Share Units. Subject to the other terms of the Plan, the Committee and, subject further to the delegating resolution, the persons authorized under Section 3.2, may grant Restricted Share Units to eligible individuals and may impose conditions, including continued employment or performance conditions, on such units as it may deem appropriate. Each granted Restricted Share Unit shall be evidenced by an Award Document in the form that is approved by the Committee and that is not inconsistent with the terms and conditions of the Plan. Each granted Restricted Share Unit shall entitle the Participant to whom it is granted to a distribution from the Company in an amount equal to the Fair Market Value (at the time of the distribution) of one share of Common Stock. Distributions may be made in cash and/or shares of Common Stock. All other terms governing Restricted Share Units, such as number of units granted, vesting, performance criteria, if any, time and form of payment and termination of units shall be set forth in the Award Document; provided, however, that (a) in no event shall the grant, issuance, retention, vesting and/or settlement of Restricted Share Units that is based on the achievement of Qualifying Performance Criteria, and intended to satisfy the requirements of Section 162(m) of the Code, be subject to a performance period of less than one year and (b) no condition that is based upon continued employment or the passage of time shall provide for vesting or settlement in full of an Award of Restricted Share Units over a period of less than three years from the date the Award is made, other than as determined by the Committee in its sole discretion upon a Change in Control or upon the Participant’s death, Permanent Disability or Retirement..
  Section 10. Miscellaneous Provisions.
     10.1 Amendment and Termination of the Plan and Awards. Except as provided herein, the Board has complete and exclusive power and authority to amend, modify or terminate the Plan (or any component thereof) in any or all respects whatsoever at any time, provided, however, that stockholder approval shall be required for any amendment that (a) increases the total number of shares reserved for the purposes of the Plan and the maximum number of shares for which any one individual may be granted Awards for any given year under the Plan, except for permitted adjustments under Section 5.4 of the Plan, (b) expands the persons or class of persons eligible to receive Awards, or (c) materially increases the benefits accruing to Participants under the Plan, but only to the extent required by law or under the listing requirements of the NYSE or other exchange or market on which the Common Stock is at the time listed or admitted to trading.
     No such amendment, modification or termination shall adversely affect the rights or obligations with respect to Awards then outstanding under the Plan, unless the Participant consents to such amendment, modification or termination except to the extent that the Committee reasonably determines that such amendment, modification or termination is necessary or appropriate to comply with applicable law or the rules or regulations of any securities exchange or market on which the Common Stock is listed or admitted to trading. Notwithstanding the foregoing, an amendment to the Plan shall be subject to stockholder approval to the extent required by law or under the listing requirements of the NYSE or other market or exchange on which the Common Stock is at the time listed or admitted to trading.
     10.2 Tax Withholding. No later than the date as of which an amount first becomes includible in the gross income of the Participant for federal income tax purposes with respect to any Award under the Plan, the Participant will pay to the Company, or make arrangements satisfactory to the Committee regarding the payment of any federal, state or local taxes of any kind required by law to be withheld with respect to such amount. Notwithstanding anything contained in the Plan to the contrary, the obligations of the Company under the Plan will be conditioned on such payment or arrangements, and the Company will, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant.
     10.3 Qualifying Performance-Based Compensation.
          10.3.1 General. The Committee may establish performance criteria and level of achievement versus such criteria that shall determine the number of shares of Common Stock to be granted, retained, vested, issued or issuable under or in settlement of or the amount payable pursuant to an Award, which criteria may be based on Qualifying Performance Criteria or other standards of financial performance and/or personal performance evaluations. In addition, the Committee may specify a percentage of an Award that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code, provided that the performance criteria for any portion of an Award that is intended by the Committee to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code shall be a measure based on one or more Qualifying Performance Criteria selected by the Committee and specified in writing at the time the Award is granted not later than ninety (90) days (or such shorter time as may be required by Section 162(m) of the Code) after the commencement of the period of service to which the performance goals relate, provided that the outcome is substantially uncertain at that time. The Committee shall certify the extent to which any Qualifying Performance Criteria has been satisfied and the amount payable as a result thereof, prior to payment, settlement or vesting of any Award that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code. Notwithstanding satisfaction of any performance goals, the number of shares of Common Stock issued under or the amount paid under an Award may, to the extent specified in the Award Document, be reduced by the Committee on the basis of such further considerations as the Committee in its sole discretion shall determine.
          10.3.2 Qualifying Performance Criteria. For purposes of this Plan, the term “Qualifying Performance Criteria” shall mean any one or more of the following performance criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit, Subsidiary or business segment, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Committee in the Award: (i) after tax cash flow; (ii) earnings per-share; (iii) earnings before interest; taxes, depreciation and amortization (“EBITDA”); (iv) free cash flow; (v) return on capital; (vi) return on equity; (vii) return on average capital employed; (viii) sales; (iv) operating expenses as a percentage of sales; (x) gross profit; (xi) days’ purchases outstanding; (xii) days’ sales outstanding; (xiii) operating income; (xiv) growth in stockholder value relative to a peer group index; (xv) working capital; and (xvi) economic value added. The Committee may appropriately adjust any evaluation of performance under a Qualifying Performance Criteria to exclude any of the following events that occurs during a performance period, provided that the decision to make any such adjustment must occur at the time the applicable Award is granted: (A) asset write-downs; (B) litigation or claim judgments or settlements; (C) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results; (D) accruals for reorganization and restructuring programs; and (E) any extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year.
          10.3.3 Section 162(m) Stockholder Re-Approval. If so determined by the Committee, the provisions of the Plan regarding performance-based compensation intended to be exempt from the application of Section 162(m) of the Code described in this Section 10.3.3 and elsewhere in the Plan shall be disclosed and re-approved by stockholders of the Company no later than the first stockholder meeting that occurs in the fifth year following the year that the stockholders previously approved such provisions, in order for the Awards granted after such time to be exempt from the deduction limitations of Section 162(m) of the Code. Nothing in this Section 10.3.3, however, shall affect the validity of Awards granted after such time if such stockholder approval has not been obtained.
     10.4 Effective Date and Term of Plan.
          10.4.1 Effective Date. The Plan became effective on August 31, 2006 (the Plan Effective Date, as defined in Section 1.2).
          10.4.2 Term of the Plan. The Plan will continue in effect through and including the date which is the 10th anniversary of the Plan Effective Date, provided that any Award that is granted on or prior to such 10th anniversary may extend pursuant to its terms beyond that date.
     10.5 No Employment or Service Rights. Neither the action of the Company in establishing the Plan, nor any action taken by the Committee hereunder, nor any provision of the Plan shall be construed so as to grant any individual the right to remain in the employ or service of the Company (or any Subsidiary) for any period of specific duration, and the Company (or any Subsidiary retaining the services of such individual) may terminate such individual’s employment or service at any time and for any reason, with or without cause. Nothing in the Plan will prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.
     10.6 Unfunded Status of Plan. The Plan is intended to be “unfunded.” With respect to any payments not yet made to a Participant by the Company, nothing contained herein will give any such Participant any rights that are greater than those of a general unsecured creditor of the Company. In its sole discretion, the Committee may authorize the creation of grantor trusts or other arrangements to meet the obligations created under the Plan with respect to Awards.
     10.7 Representations; Legends. The Committee may require each Participant to represent to and agree with the Company in writing that the Participant is acquiring securities of the Company for investment purposes and without a view to distribution thereof and as to such other matters as the Committee believes are appropriate. The certificate evidencing any Award and any securities issued pursuant thereto may include any legend that the Committee deems appropriate to reflect any restrictions on transfer and compliance with securities laws.
     10.8 Regulatory Matters. The implementation of the Plan, the granting of any Award under the Plan and the issuance of any shares under the Plan shall be subject to the Company’s procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the Awards granted under it, and the Common Stock issued pursuant to it. All certificates for Common Stock or other securities delivered under the Plan shall be subject to such share-transfer orders and other restrictions as the Board may deem advisable under the rules, regulations, and other requirements of the Securities Act of 1933, as amended, the Exchange Act, the NYSE or other exchange or market on which the Common Stock is at the time listed or admitted to trading, and any other applicable federal or state securities laws.
     10.9 Invalid Provisions. In the event that any provision of the Plan is found to be invalid or otherwise unenforceable under any applicable law, such invalidity or unenforceability shall not be construed as rendering any other provision contained herein as invalid or unenforceable, and all such other provisions shall be given full force and effect to the same extent as though the invalid or unenforceable provision was not contained in the Plan.
     10.10 Committee Action. Notwithstanding anything to the contrary set forth in the Plan, any and all actions of the Committee, taken under or in connection with the Plan and any agreements, instruments, documents, certificates or other writings entered into, executed, granted, issued and/or delivered pursuant to the terms hereof, will be subject to and limited by any and all votes, consents, approvals, waivers or other actions of all or certain stockholders of the Company or other persons required by:
          10.10.1 the Company’s Certificate of Incorporation (as the same may be amended and/or restated from time to time);
          10.10.2 the Company’s By-laws (as the same may be amended and/or restated from time to time); and
          10.10.3 any other agreement, instrument, document or writing now or hereafter existing, between or among the Company and its stockholders or other persons (as the same may be amended from time to time).
     10.11 Deferrals. To the extent permitted by applicable law, the Committee, in its sole discretion, may determine that the delivery of Common Stock or the payment of cash, upon the exercise, vesting or settlement of all or a portion of any Award may be deferred and may establish programs and procedures for deferral elections to be made by Participants. Deferrals by Participants will be made in accordance with Section 409A of the Code. Consistent with Section 409A of the Code, the Committee may provide for distributions while a Participant is still an employee. The Committee is authorized to make deferrals of Awards and determine when, and in what annual percentages, Participants may receive payments, including lump sum payments, following the Participant’s termination of employment or retirement, and implement such other terms and conditions consistent with the provisions of the Plan and in accordance with applicable law.
     10.12 Governing Law. The Plan and all Awards granted hereunder shall be governed by and construed in accordance with the laws of the State of Delaware without regard to the application of the principles of conflicts of laws.
     10.13 Successors and Assigns. The provisions of the Plan shall inure to the benefit of, and be binding upon, the Company and its successors or assigns and the Participants, the legal representatives of their estates, their heirs or legatees and their permitted assignees.

     10.14 Notices. Any notice to be given to the Company pursuant to the provisions of the Plan shall be addressed to the Company in care of its Secretary (or such other person as the Company may designate from time to time) at its principal executive office, and any notice to be given to a Participant will be delivered personally or addressed to him or her at the address last known by or on file with the Company, or at such other address as such Participant may hereafter designate in writing to the Company. Any such notice will be deemed duly given on the date and at the time delivered via personal, courier or recognized overnight delivery service or, if sent via facsimile, on the date and at the time faxed with confirmation of delivery or, if mailed, on the date five days after the date of the mailing. Delivery of a notice by telecopy (with confirmation) will be permitted and will be considered delivery of a notice notwithstanding that it is not an original that is received.

AIRGAS, INC. ATTN: INVESTOR RELATIONS 259 N. RADNOR-CHESTER RD SUITE 100 RADNOR, PA 19087 VOTE BY INTERNET — www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Daylight Time the day before the Annual Meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS If you would like to reduce the environmental impact of proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years. VOTE BY PHONE — 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Daylight Time the day before the Annual Meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: M15997-P83129 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY AIRGAS, INC. The Board of Directors recommends you vote “FOR” Proposals 1, 2, and 3. Vote On Directors For All To withhold authority to vote for any individual 1. Election of Directors For All Withhold All Except nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. Nominees: 01) James W. Hovey 02) Paula A. Sneed 0 0 0 03) David M. Stout 04) Ellen C. Wolf Vote On Proposals For Against Abstain 2. Ratify the selection of KPMG LLP as the company’s independent registered public accounting firm. 0 0 0 3. Approve the Amended and Restated 2006 Equity Incentive Plan. 0 0 0 4. In their discretion, vote upon such other matters as may properly come before the Annual Meeting. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. For address changes and/or comments, please check this box 0 and write them on the back where indicated. Please indicate if you plan to attend the Annual Meeting. 0 0 Yes No Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Internet Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on August 18, 2009: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. M15998-P83129 AIRGAS, INC. PROXY THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY FOR THE ANNUAL MEETING OF STOCKHOLDERS, AUGUST 18, 2009 The undersigned holder of Common Stock of Airgas, Inc. hereby appoints Peter McCausland, Robert H. Young, Jr and Robert M. McLaughlin, and each of them, as proxies, with powers of substitution in each, to vote on behalf of the undersigned at the Annual Meeting of Stockholders to be held at 11:00 a.m. on Tuesday, August 18, 2009, at the Independence Seaport Museum, 211 S. Columbus Boulevard and Walnut Street, Philadelphia, Pennsylvania 19106, and at all adjournments thereof, as designated on the reverse side of this proxy card, the number of shares which the undersigned would be entitled to vote if then personally present, and in their discretion upon such other business as may come before the Annual Meeting. If the undersigned is a participant in the Airgas, Inc. 401(k) Plan and has a portion of his interest in the plan invested in Airgas, Inc. Common Stock, the undersigned also instructs the trustee of the trust to vote the shares attributable to the undersigned’s interest in the same manner shown on this proxy card and in the discretion of the trustee upon such other business as may come before the Annual Meeting, and if no instructions are given, the trustee will vote the shares in the same proportions as the shares for which voting instructions have been received. SHARES WILL BE VOTED AS INSTRUCTED, BUT IF NO INSTRUCTION IS GIVEN, SHARES WILL BE VOTED FOR ALL THE NOMINEES FOR DIRECTOR NAMED IN THE PROXY STATEMENT AND FOR THE COMPANY’S PROPOSALS 2 AND 3, ALL AS MORE PARTICULARLY DESCRIBED IN THE PROXY STATEMENT, AND WITH DISCRETIONARY AUTHORITY ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE TO APPROVE EACH OF THE COMPANY’S PROPOSALS 1, 2 AND 3. The undersigned acknowledges receipt with this proxy card of a copy of the Notice of Annual Meeting of Stockholders and the Proxy Statement of the Board of Directors. Address Changes/Comments: (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side